UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.__)

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Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant Rule §240.14a-11(c) or §240.14a-2

9 Meters Biopharma, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☑ No fee required
☐ Fee paid previously with preliminary materials
☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

_____________________________________________________________________________________

Notice of June 22, 2022
Annual Meeting and
2022 Proxy Statement

_____________________________________________________________________________________

9 METERS BIOPHARMA, INC.
8480 Honeycutt Road, Suite 120
Raleigh, NC 27615
(919) 275-1933

Notice of Annual Meeting of Stockholders
To Be Held on June 22, 2022

Dear Stockholder:

The stockholders of 9 Meters Biopharma, Inc. (the “Company”) will hold an annual meeting (the “Annual Meeting”) on June 22, 2022, at 9 a.m. Eastern Time at the Renaissance Raleigh North Hills Hotel, 4100 Main at North Hills Street, Raleigh, NC 27609. Due to the ongoing uncertainty regarding the spread of the coronavirus, or COVID-19, in the United States, it may become necessary to change the date, time, location, and/or format of the Annual Meeting in order to comply with advisories or mandates of federal, state, and local governments, and related agencies or, in our sole determination, to ensure the safety of those who attend. We will announce any such change in advance by issuing a press release and filing the announcement with the Securities and Exchange Commission (the “SEC”).

The Annual Meeting is called for the following purposes:

1.To elect two Class I directors to serve three-year terms expiring at the 2025 Annual Meeting of Stockholders and until such director’s successor is elected and qualified, or until his earlier death, resignation or removal;

2.To approve an amendment to the amended and restated certificate of incorporation to effect a reverse stock split of the Company’s common stock, the decision whether to implement such split, being subject to the discretion of the Board of Directors (the “Reverse Stock Split Proposal”);

3.To approve the 9 Meters Biopharma, Inc. 2022 Stock Incentive Plan;

4.To hold an advisory (nonbinding) vote on named executive officer compensation;

5.To hold an advisory (nonbinding) vote on the frequency of future stockholder advisory votes on named executive officer compensation; and

6.To ratify the appointment of Mayer Hoffman McCann P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

These items of business are more fully described in the Proxy Statement accompanying this Notice. The Board of Directors unanimously recommends that you vote “FOR” the election of the director nominees listed in the accompanying Proxy Statement, “FOR” the Reverse Stock Split Proposal, “FOR” the 9 Meters Biopharma, Inc. 2022 Stock Incentive Plan, “FOR” for the named executive officer compensation as described in this Proxy Statement, “FOR” one year frequency of future advisory votes on named executive officer compensation, and “FOR” ratification of the appointment of Mayer Hoffman McCann P.C. as the Company’s independent registered public accounting firm.

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9 METERS BIOPHARMA, INC.
8480 Honeycutt Road, Suite 120
Raleigh, NC 27615
(919) 275-1933

The record date for the Annual Meeting is May 4, 2022. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof. Whether or not you expect to attend the Annual Meeting, it is important that your shares be represented and voted. Please vote over the telephone or over the Internet as instructed in these materials, or request a proxy card and vote by mail, as promptly as possible in order to ensure your representation at the meeting. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that, if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder. Instructions on how to vote are found in the section entitled “How may I vote shares at the Annual Meeting” starting on page 5 of the Proxy Statement.

By Order of the Board of Directors

/s/ John Temperato
John Temperato
Chief Executive Officer

Raleigh, North Carolina

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9 METERS BIOPHARMA, INC.
8480 Honeycutt Road, Suite 120
Raleigh, NC 27615
919-275-1933

Proxy Statement for Annual Meeting of Stockholders
To Be Held on June 22, 2022

iii

9 METERS BIOPHARMA, INC.
8480 Honeycutt Road, Suite 120
Raleigh, NC 27615
919-275-1933
Proxy Statement for Annual Meeting of Stockholders
To Be Held on June 22, 2022

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON JUNE 22, 2022

Our Proxy Statement and our 2021 Annual Report to Stockholders are available at www.proxyvote.com.

This Proxy Statement is furnished to the holders of our common stock in connection with the solicitation of proxies on behalf of our Board of Directors for use at the Annual Meeting to be held on June 22, 2022 at 9 a.m. Eastern Time at the Renaissance Raleigh North Hills Hotel, 4100 Main at North Hills Street, Raleigh, NC 27609, or for use at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. Only stockholders of record at the close of business on May 4, 2022 are entitled to notice of and to vote at the meeting.

In accordance with the rules of the SEC, and to save printing costs and benefit the environment, instead of mailing a printed copy of our proxy materials to each stockholder of record, we are furnishing proxy materials, including the Notice, this Proxy Statement, our 2021 Annual Report to Stockholders, including financial statements, and a proxy card for the meeting, by providing access to them on the Internet. These materials were first available on the Internet on May 11, 2022. We mailed a Notice of Internet Availability of Proxy Materials on or about May 11, 2022 to our stockholders of record and beneficial owners as of the close of business on May 4, 2022, the record date for the Annual Meeting. The Proxy Statement and the Notice of Internet Availability of Proxy Materials contain instructions for accessing and reviewing our proxy materials on the Internet and for voting by proxy over the Internet. You will need to obtain your own Internet access if you choose to access the proxy materials and/or vote over the Internet. If you prefer to receive printed copies of our proxy materials, the Notice of Internet Availability of Proxy Materials contains instructions on how to request the materials by mail. You will not receive printed copies of the proxy materials unless you request them. If you elect to receive the materials by mail, you may also vote by proxy on the proxy card or voter instruction card that you will receive in response to your request.

Each holder of our common stock is entitled to one vote for each share held as of the record date with respect to all matters that may be considered at the Annual Meeting. Stockholder votes will be tabulated by persons appointed by our Board of Directors to act as inspectors of election for the Annual Meeting.

We bear the expense of soliciting proxies. Our directors, officers, and employees may also solicit proxies personally or by telephone, facsimile, or other means of communication. We do not intend to pay additional compensation for doing so. In addition, we might reimburse banks, brokerage firms, and other custodians, nominees, and fiduciaries representing beneficial owners of our common stock for their expenses in forwarding soliciting materials to those beneficial owners.

All references in this Proxy Statement to “9 Meters”, “the Company”, “we”, “our”, and “us” mean 9 Meters Biopharma, Inc.

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Will the Annual Meeting be impacted by the coronavirus (COVID-19) pandemic?

We continue to actively monitor developments in relation to the COVID-19 pandemic, including the spread of variant strains of the virus, and we regularly review and consider the related requirements, recommendations, and protocols that are issued and that may be issued by public health authorities and governments, including in relation to masking, testing, and vaccinations. Due to the rapidly evolving circumstances and the uncertainties surrounding the COVID-19 pandemic, it may become necessary to change the location, date, and/or time of the Annual Meeting to comply with these advisories and mandates or, in our sole determination, to ensure the safety of those who attend. If circumstances dictate, it may become necessary for us to conduct the Annual Meeting “virtually” through the internet or through other electronic or telephonic means in lieu of an in-person meeting.

If it becomes necessary to change the date, time, location, and/or format of the Annual Meeting, in lieu of mailing additional soliciting materials or amending this Proxy Statement, we will announce the decision in advance by issuing a press release, filing the announcement with the SEC and taking other reasonable steps to notify other parties involved in the proxy process of the change(s). Any such press release and filing with the SEC will also be available on our website at www.9meters.com.

We recommend that you monitor our press releases or filings with the SEC in the event that circumstances require us to change the date, time, location or format of the Annual Meeting, particularly if you plan to attend the Annual Meeting in person. We encourage all stockholders to vote their shares prior to the Annual Meeting. Even if you plan to attend the Annual Meeting, we recommend that you vote your shares in advance using one of the methods described below under “How may I vote my shares at the Annual Meeting?” to ensure that your vote will be counted in the event that you later decide not to attend the Annual Meeting.

Who may vote at the Annual Meeting?

Our Board of Directors set May 4, 2022 as the Record Date for the Annual Meeting. If you owned shares of our common stock at the close of business on May 4, 2022, you may attend and vote at the Annual Meeting. Each stockholder is entitled to one vote for each share of common stock held on all matters to be voted on. Cumulative voting is not permitted in the election of directors or on any other matter.

As of the close of business on May 4, 2022, there were 259,107,380 shares of our common stock outstanding that will be entitled to vote at the Annual Meeting.

A list of the stockholders entitled to vote at the Annual Meeting may be examined at our principal executive office in Raleigh, North Carolina during ordinary business hours for the ten-day period preceding the meeting for any purposes related to the meeting. The stockholder list will also be available to stockholders during the meeting.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Many of our stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name as the stockholder of record. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record. If your shares are registered directly in your name with our transfer agent, EQ Shareowner Services, formerly known as Corporate Stock Transfer (“EQ”), you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you by EQ on our behalf. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual Meeting. You will need to present a form of personal photo identification in order to be admitted to the Annual Meeting.

Beneficial Owner. If you hold your shares in an account with a broker, bank or other nominee, rather than of record directly in your own name, then the broker, bank or other nominee is considered the record holder of that stock. You are considered the beneficial owner of that stock, and your stock is held in “street name.” This Proxy Statement has been forwarded to you by your broker, bank or other nominee. As the beneficial owner, you have the right to direct your broker, bank or other nominee regarding how to vote your shares, and you are also invited to attend the Annual Meeting.

Your broker, bank or other nominee has enclosed a voting instruction form for you to use in directing your broker, bank or other nominee as to how to vote your shares. In most cases, you will be able to do this by mail, via the Internet or by telephone. Alternatively, you may obtain a “legal proxy” from your broker, bank or other nominee and follow the instructions described below. Because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker, nominee, or trustee that holds your shares, giving you the right to vote the shares at the Annual Meeting. We urge you to instruct your broker, bank or other nominee by following the instructions on the enclosed voting instruction form, to vote your shares in line with our Board of Directors’ recommendations on the voting instruction form.

What is the quorum requirement for the Annual Meeting?

A majority of our outstanding shares of common stock entitled to vote as of the Record Date must be present at the Annual Meeting in order for us to hold the meeting and conduct business. This is called a quorum. Your shares will be counted as present at the Annual Meeting if you:
•Are present and entitled to vote in person at the Annual Meeting;
•Properly submitted a proxy card or voting instruction form; or
•Do not provide your broker with instructions on how to vote, but the broker submits your proxy nonetheless (a broker non-vote).
Abstentions, withheld votes and broker non-votes (if any) will be counted for purposes of determining whether a quorum is present at the Annual Meeting. Broker non-votes occur when a person holding shares in street name, such as through a brokerage firm, does not provide instructions as to how to vote those shares, but the broker submits that person’s proxy nonetheless. If you are present in person or by proxy at the Annual Meeting but withhold your vote or abstain from voting on any or all proposals, your shares are still counted as present and entitled to vote.

What proposals will be voted on at the Annual Meeting?

The six proposals to be voted on at the Annual Meeting are as follows:

1.To elect two Class I directors to serve three-year terms expiring at the 2025 Annual Meeting of Stockholders and until such director’s successor is elected and qualified, or until his earlier death, resignation or removal;
2.To approve an amendment to our amended and restated certificate of incorporation, to effect a reverse stock split of the Company’s common stock, the decision whether to implement such split, being subject to the discretion of the Board of Directors (the “Reverse Stock Split Proposal”);
3.To approve the 9 Meters Biopharma, Inc. 2022 Stock Incentive Plan;
4.To hold an advisory (nonbinding) vote on named executive officer compensation;
5.To hold an advisory (nonbinding) vote on the frequency of future stockholder advisory votes on named executive officer compensation; and
6.To ratify the appointment of Mayer Hoffman McCann P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

We will also consider any other business that properly comes before the Annual Meeting. As of the Record Date, we are not aware of any other matters to be submitted for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the proxy named in the proxy card or voter instruction card will vote the shares it represents using its best judgment.

What is a broker non-vote, and will there be any broker non-votes at the Annual Meeting?

Broker non-votes occur when brokers do not have discretionary voting authority to vote certain shares held in “street name” on particular non-routine proposals and the beneficial owner of those shares has not instructed the broker to vote on those proposals. Broker non-votes are not counted in the tabulations of the votes present at the Annual Meeting and entitled to vote on any of the non-routine proposals to be voted on at the Annual Meeting, and therefore will have no effect on the outcome of Proposal 1, Proposal 3, Proposal 4 or Proposal 5.

Proposal 2, the Reverse Stock Split Proposal, and Proposal 6, the ratification of the appointment of a registered public accounting firm, are each considered a routine proposal, and brokers have discretion to vote on such matters even if no instructions are received from the “street name” holder. As such, we do not expect any broker non-votes for Proposal 2 or Proposal 6.

What vote is required to approve each proposal?

Votes will be counted by the inspector of elections appointed for the Annual Meeting, who will separately count votes “For” and “Against,” abstentions or withheld votes, and, if applicable, broker non-votes. The following table describes the voting requirements for each proposal, including the required vote to approve each proposal and the effect that abstentions or broker non-votes will have on the outcome of the proposal:

Proposal Number	Proposal Description	Required Vote for Approval	Effect of Abstentions	Effect of Broker Non-Votes
1	Election of directors	Nominee receiving the most “For” votes (plurality voting)	Withheld votes will have no effect	None
2	Approval of the Reverse Stock Split Proposal	“For” votes from the holders of a majority of the shares outstanding and entitled to vote at the meeting	Abstentions have the same effect as a vote Against	No broker non-votes are expected
3	Approval of the 9 Meters Biopharma, Inc. 2022 Stock Incentive Plan;	“For” votes from the holders of a majority of the votes cast and entitled to vote thereon	Abstentions will have no effect	None
4	Advisory (nonbinding) vote on named executive officer compensation	“For” votes from the holders of a majority of the votes cast and entitled to vote thereon	Abstentions will have no effect	None
5	Advisory (nonbinding) vote on the frequency of future stockholder advisory votes on named executive officer compensation	“For” votes from the holders of a majority of the votes cast and entitled to vote thereon	Abstentions will have no effect	None
6	Ratification of the appointment of Mayer Hoffman McCann P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2022	“For” votes from the holders of a majority of the votes cast and entitled to vote thereon	Abstentions will have no effect	No broker non-votes are expected

Can I access these proxy materials on the Internet?

Yes. The Notice of Annual Meeting, Proxy Statement, and 2021 Annual Report to Stockholders (including the 2021 Annual Report on Form 10-K) are available for viewing, printing, and downloading at www.proxyvote.com. Our Annual Report on Form 10-K for the year ended December 31, 2021 is also available under the Investors - Stock & Finance section of our website at www.9meters.com and through the SEC website at http://www.sec.gov. All materials will remain posted on www.proxyvote.com at least until the conclusion of the Annual Meeting.

How may I vote my shares at the Annual Meeting?

If your common stock is held by a broker, bank, nominee, or trustee, they should send you instructions that you must follow in order to have your shares voted.

If you hold shares in your own name, you may vote by proxy in any one of the following ways:

•Proxy Vote by Internet. You may use the Internet to transmit your voting instructions by going to the website www.proxyvote.com and following the voting instructions on that website;
•Proxy Vote by Phone. You may use any touch-tone telephone to transmit your voting instructions by calling the toll-free number 1-800-690-6903 and following the recorded instructions;
•By Mail. By requesting that printed copies of the proxy materials be mailed to you pursuant to the instructions provided in the Notice of Internet Availability and completing, dating, signing, and returning the proxy card that you receive in response to your request; or
•In Person at the Annual Meeting. All stockholders of record may vote in person at the Annual Meeting. You may also be represented by another person at the Annual Meeting by executing a proper proxy designating that person. You are encouraged to vote via the Internet, by telephone or by mail, regardless of whether you plan to attend the Annual Meeting in person.
The Internet and telephone voting procedures are designed to authenticate stockholders’ identities by use of a control number to allow stockholders to vote their shares and to confirm that stockholders’ instructions have been properly recorded. Voting via the Internet or telephone must be completed by 11:59 PM EDT on June 21, 2022. If you submit or return a proxy card without giving specific voting instructions, your shares will be voted as recommended by our Board of Directors, as permitted by law.

What is a proxy?

A proxy is your legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. Our Board of Directors has designated John Temperato and Mark Sirgo as the Company’s proxies for the Annual Meeting.

How can I change my vote after submitting it?

If you are a stockholder of record, you can revoke your proxy before your shares are voted at the Annual Meeting by:

•Filing a written notice of revocation bearing a later date than the proxy with our Corporate Secretary at 8480 Honeycutt Road, Suite 120, Raleigh, NC 27615 at or before the taking of the vote at the Annual Meeting;
•Duly executing a later-dated proxy relating to the same shares and delivering it to our Corporate Secretary at 8480 Honeycutt Road, Suite 120, Raleigh, NC 27615 at or before the taking of the vote at the Annual Meeting;

•Attending the Annual Meeting and voting at the meeting (although attendance at the meeting will not in and of itself constitute a revocation of a proxy); or
•If you voted by telephone or via the Internet, voting again by the same means prior to 11:59 PM EDT on June 21, 2022.
If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank, or other holder of record. You may also vote at the Annual Meeting by following the instructions provided by your bank, broker or other holder of record to participate in the Annual Meeting

What does it mean if I receive more than one proxy card or voting instruction form?

It means that you have multiple accounts at the transfer agent or with banks, brokers or other nominees. Please complete and return all proxy cards or voting instruction forms to ensure that all of your shares are voted. For joint accounts, each owner should sign the proxy card. When signing as an executor, administrator, attorney, trustee, guardian or other representative, please print your full name and title on the proxy card.

Who can help answer my questions about the Annual Meeting or how to submit or revoke my proxy?

If you are the stockholder of record, please contact:

9 Meters Biopharma, Inc.
Attn: Investor Relations
8480 Honeycutt Road, Suite 120,
Raleigh, NC 27615
Telephone: (919) 275-1933
investor-relations@9meters.com

If your shares are held in street name, please call the telephone number provided on your voting instruction form or contact your bank, broker or other nominee directly.

Where can I find the voting results of the Annual Meeting?

We plan to announce the preliminary voting results at the Annual Meeting. We will publish the results in a Form 8-K filed with the SEC within four business days after the Annual Meeting.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board of Directors is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors and each class has a three-year term. At the recommendation of our nominating and corporate governance committee, our Board proposes that the nominees below be elected as Class I directors for a three-year term expiring at the 2025 Annual Meeting of Stockholders and until such director’s successor is elected and qualified, or until his earlier death, resignation or removal.

Information about our directors, including the nominees, their ages as of May 4, 2022, occupations and length of service on the Board of Directors are provided in the tables below. Additional biographical descriptions are set forth in the text below the tables and include the primary individual experience, qualifications, attributes and skills of each director that led to the conclusion that such director should serve as a member of our Board of Directors at this time.

Nominees for Election to the Board of Directors at the Annual Meeting

The nominees for election to the Board of Directors, and his respective Class and term of service, is set forth below.

Name of Director/Nominee	Age	Class	Director Since
Michael Constantino	59	Class I	2020
Lorin K. Johnson, Ph.D.	69	Class I	2018

Michael Constantino

Mr. Constantino joined our Board in June 2020. Mr. Constantino is a retired Ernst & Young LLP assurance partner who served in the Research Triangle Park Region of North Carolina for over 30 years. From 2009 to 2012, he served as the Office Managing Partner for the combined Raleigh/Greensboro office with over 200 employees. He was responsible for leading a growing practice that included assurance, advisory and tax services focused on public and privately held entrepreneurial companies representing many industries. During his career with the firm, he worked with several companies including life sciences companies (biotechnology, medical device and pharmaceuticals), contract research organizations, technology, manufacturing and transportation companies, and large SEC registrants. Mike assisted clients with over 20 initial public offerings, debt offerings, mergers and acquisition transactions, and private equity offerings. He worked closely with companies across the development continuum from start-up to mature public entities and assisted management teams and boards of directors with SEC compliance matters, Sarbanes-Oxley internal controls, global operations and strategic planning. Currently, he is the Chair of the Audit Committee of Humacyte (Nasdaq:HUMA), a biotechnology company that is pioneering the development and manufacture of off-the-shelf, universally implantable, bioengineered human tissues. Mike holds a B.A. in both Accounting and Business Management from NC State University and is a North Carolina CPA.

We believe that Mr. Constantino’s extensive experience as a CPA and with SEC compliance matters and Sarbanes-Oxley internal controls qualifies him to serve on our Board.

Lorin K. Johnson, Ph.D.

Dr. Johnson joined our Board in January 2018. He is the founder and Chief Scientist of Glycyx PharmaVentures Ltd., a biopharma investment and development company. In 1989, he co-founded Salix Pharmaceuticals, Inc. (Nasdaq: SLXP), a specialty pharmaceutical company specializing in gastrointestinal products, and held senior leadership positions prior to its $15.8 billion acquisition by Valeant Pharmaceuticals International, Inc. (NYSEA: VRX) in April 2015. Prior to Salix, Dr. Johnson served as Director of Scientific Operations and Chief Scientist at Scios, Inc. (formerly California Biotechnology, Inc). Since June 2019, he has been a board member of Edesa Biotech, Inc. (Nasdaq: EDSA), a biopharmaceutical company in the fields of inflammation, infectious disease and gastroenterology. He is also a board member of Glycyx MOR, Inc. (Delaware) and Kinisi Therapeutics, Ltd. (Isle of Man), as well as Intact Inc. (California). All are GI specialty drug development companies. In addition to his career in industry, Dr. Johnson has served as an Assistant Professor of Pathology at Stanford University Medical Center and held academic positions at Stanford University School of Medicine and the University of California, San Francisco. He is the co-author of 75 journal articles and book chapters and is the co-inventor on 22 issued patents. Dr. Johnson holds a Ph.D. from the University of Southern California and was a Postdoctoral Fellow at the University of California, San Francisco.

We believe that Dr. Johnson’s extensive experience in the pharmaceutical and life science industries, both as an executive and investor, qualifies him to serve on our Board.

Continuing Directors

Director	Age	Class	Term
Michael Rice	57	Class II	2023 Annual Meeting of Stockholders
John Temperato	57	Class II	2023 Annual Meeting of Stockholders
Mark Sirgo, Pharm.D.	68	Class III	2024 Annual Meeting of Stockholders
Samantha Ventimiglia	49	Class III	2024 Annual Meeting of Stockholders

Michael Rice
Mr. Rice joined our Board in February 2021. Mr. Rice is president and co-founder of LifeSci Advisors, LLC, a life sciences investor relations consultancy, and co-founder of LifeSci Capital, a research-driven investment bank, positions he has held since March 2010. Mr. Rice is also a founding member of LifeSci Communications, LLC, a corporate communications and public relations firm. From June 2019 to December 2020, Mr. Rice also served as Chief Operating Officer and a member of the board of LifeSci Acquisition Corp. until its merger with Vincerx Pharma, Inc. (f/k/a Vincera Pharma, Inc.). Prior to co-founding LifeSci Advisors and LifeSci Capital, Mr. Rice was the co-head of health care investment banking at Canaccord Adams from April 2007 to November 2008, where he was involved in debt and equity financing. Mr. Rice was also was a Managing Director at ThinkEquity Partners from April 2005 to April 2007, where he was responsible for managing Healthcare Capital Markets. Prior to that, from August 2003 to March 2005, Mr. Rice served as a Managing Director at Bank of America, serving large hedge funds and private equity healthcare funds. Previously, he was a Managing Director at JPMorgan/Hambrecht & Quist. Mr. Rice has been a director of Navidea Biopharmaceuticals, Inc. (NYSEA: NAVB) since May 2016 and served as a director of RDD from January 2016 until the Company’s merger with RDD in May 2020. Michael received his B.A. from the University of Maryland. Michael holds Series 7, 24, 63, and 79 licenses.
We believe Mr. Rice’s long-running healthcare investment and advisory experience qualifies him to serve on our Board.

John Temperato

Mr. Temperato joined our Board in April 2020 leading the creation of 9 Meters through a merger of three companies: Innovate Biopharmaceuticals, Inc., RDD Pharma Ltd., and Naia Rare Diseases, Inc. in May of 2020. Prior to the merger, Mr. Temperato served as the Chief Executive Officer of RDD from March 2019 until April 2020. Prior to joining RDD, Mr. Temperato held various leadership roles, including most notably U.S. President & Chief Operating Officer with Atlantic Healthcare, President & Chief Operating Officer/Chief Commercial Officer with Melinta Therapeutics, Inc., and Senior Vice President of Sales and Managed Markets with Salix Pharmaceuticals, Inc., a specialty pharmaceutical company specializing in gastrointestinal products. Notably, at Salix Pharmaceuticals, Mr. Temperato played a critical role in the successful commercialization and growth of their broad GI portfolio and executed over ten launches during his tenure at the company driving growth of company revenues from $119 million in 2004 to $2 billion in 2015. Across his career, Mr. Temperato has been instrumental in defining and executing capital efficient go-to-market strategies, business development strategy and overseeing the commercialization and life-cycle management for small molecules, devices, and biologics. Additionally, he has developed strategies for reimbursement and external healthcare policy. He holds a Bachelor of Science degree from the University of Bridgeport in Bridgeport, Connecticut.

We believe that Mr. Temperato’s extensive executive experience in the pharmaceutical and healthcare industries qualifies him to serve on our Board.

Mark Sirgo, Pharm.D.

Dr. Sirgo joined our Board in April 2020 upon completion of the RDD Merger and was appointed as Board chairman. In January 2019, Dr. Sirgo was appointed Chief Executive Officer of Aruna Bio, Inc., a private development-stage company focused on central nervous system and neurodegenerative disorders, a position he held until April of this year. He was President and Chief Executive Officer of BioDelivery Sciences International, Inc. (Nasdaq: BDSI) (“BDSI”) from January 2005 to January 2018. He joined BDSI in August 2004 as Senior Vice President of Commercialization and Corporate Development upon its acquisition of Arius Pharmaceuticals, Inc., of which he was a co-founder and Chief Executive Officer. Dr. Sirgo served as a director of BDSI from August 2005 until the sale of the Company in March of this year. Dr. Sirgo has over 30 years of experience in the pharmaceutical industry, including senior and/or executive positions in research and development, business development, sales, marketing and business operations. Dr. Sirgo spent 16 years in a variety of positions of increasing responsibility in both clinical development and marketing at Glaxo, Glaxo Wellcome, and GlaxoSmithKline, including Vice President of International OTC Development and Vice President of New Product Marketing. From 1996 to 1999, Dr. Sirgo was Senior Vice President of Global Sales and Marketing at Pharmaceutical Product Development, Inc. (Nasdaq: PPDI), a leading contract service provider to the pharmaceutical industry. Dr. Sirgo served on the Board of Directors and as Chairman of the Compensation Committee of Salix Pharmaceuticals, Inc. (Nasdaq: SLXP), a specialty pharmaceutical company specializing in gastrointestinal products, from 2008 until its sale in 2015. Dr. Sirgo has also served on the Board of Directors of Biomerica, Inc. (Nasdaq: BMRA), a gastrointestinal diagnostics and therapeutic company, since 2016. Dr. Sirgo received his BS in Pharmacy from The Ohio State University and his Doctorate from Philadelphia College of Pharmacy and Science.

We believe that Dr. Sirgo’s extensive executive level experience in the pharmaceutical industry, including leading both public and private companies and served on multiple boards of directors, qualifies him to serve on our Board.

Samantha Ventimiglia

Ms. Ventimiglia joined our Board in October 2021. Since December 2011, Ms. Ventimiglia has served in various leadership roles at Vertex Pharmaceuticals, Inc., a global biotechnology company, and is currently Senior Vice President, U.S. Public Affairs, responsible for developing and overseeing the company’s policy, government affairs and patient advocacy strategy, including building relationships with state and federal government officials, industry organizations, patient groups and other stakeholders. From February 2008 until December 2010, Ms. Ventimiglia was government affairs director at Astellas Pharma US, a multinational pharmaceutical company, and from April 2004 until February 2008, she was a principal consultant at Jeffrey J. Kimbell & Associates, a federal government affairs firm representing clients in the healthcare community who are seeking legislative and regulatory solutions to problems related to product approval, coverage and reimbursement and marketing practices. Prior to that, Ms. Ventimiglia was a policy director at the Pharmaceutical Research & Manufacturers of America (PhRMA) and the National Governors Association (NGA) where she played a pivotal role in developing the associations’ policy and legislative agenda on Medicare, Medicaid, private sector healthcare and Food & Drug Administration issues. She also held legislative positions in the offices of U.S. Senator Olympia J. Snowe and U.S. Congressman Elton Gallegly. Ms. Ventimiglia received a B.A. from Catholic University of America and a Master of Public Policy from Georgetown University.

We believe that Ms. Ventimiglia’s years of experience seeking legislative and regulatory solutions in the healthcare industry qualifies Ms. Ventimiglia to serve on our Board.

Required Vote

Provided there is a quorum for the Annual Meeting, the director nominees receiving the highest number of affirmative votes of our common stock present or represented and entitled to be voted for them will be elected as directors. Votes withheld will have no legal effect on the election of a director. Under applicable exchange rules, brokers are not permitted to vote shares held for a customer on “non-routine” matters without specific instructions from the customer. As such, broker non-votes will have no effect on the outcome of this Proposal 1.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS
VOTE “FOR” THE DIRECTOR NOMINEES LISTED ABOVE.

PROPOSAL 2
APPROVAL OF REVERSE STOCK SPLIT

The Board of Directors deems it advisable and in the best interest of the Company that the Board be granted the discretionary authority to amend the Company’s amended and restated certificate of incorporation (the “Charter”) to effect a reverse stock split of the Company’s issued and outstanding common stock as described below (the “Reverse Stock Split Amendment”). The form of Reverse Stock Split Amendment to be filed with the Delaware Secretary of State is set forth in Annex A.

The Company intends to drive organic growth of the per share price of our common stock by continuing to pursue our goal of becoming a leading biopharmaceutical company focused on rare or debilitating digestive diseases that have the potential to transform current treatment paradigms for patients and address unmet medical needs. However, we also intend to consider other options in order to regain or maintain compliance with the continued listing requirements of Nasdaq Listing Rules and optimize trading in our stock. One of these options is to undertake a reverse stock split of our common stock, which requires the approval of our stockholders.

Approval of the proposal would permit (but not require) our Board of Directors to effect a reverse stock split of our issued and outstanding common stock by a ratio of not less than one-for-two and not more than one-for-twenty (a “Reverse Stock Split”), with the exact ratio to be set at a number within this range as determined by our Board in its sole discretion, provided that the Company effects a Reverse Stock Split no later than one year following the approval of this proposal by stockholders. We believe that enabling our Board to set the ratio within the stated range will provide us with the flexibility to implement a Reverse Stock Split in a manner designed to maximize the anticipated benefits for our stockholders. If our Board implements a Reverse Stock Split, it may consider a variety of factors in determining the exact ratio within the approved range.

Our Board of Directors reserves the right to elect to abandon a Reverse Stock Split, including the proposed reverse stock split ratio, if it determines, in its sole discretion, that a Reverse Stock Split is not in the best interests of the Company and its stockholders.

If our Board implements a Reverse Stock Split, depending on the ratio for a Reverse Stock Split, no less than two (2) and no more than twenty (20) shares of outstanding common stock, as determined by our Board, will be combined into one share of common stock. Holders of fractional shares will be entitled to receive, in lieu of any fractional share, the number of shares rounded up to the next whole number.

Reasons for a Reverse Stock Split; Potential Consequences of a Reverse Stock Split

The Company’s primary reasons for approving and recommending a Reverse Stock Split are to increase the per share price and bid price of our common stock to help the Company regain compliance with the continued listing requirements of Nasdaq Listing Rules.

On February 8, 2022, we received a letter from the Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that, for the last 30 consecutive business days the bid price for the Company’s common stock had closed below the minimum $1.00 per share requirement for continued inclusion on the Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Rule”). The Nasdaq letter had no immediate effect on the listing of the Company’s common stock on the Nasdaq Capital Market.

In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company has a compliance period of 180 calendar days, or until August 8, 2022, to regain compliance with the Bid Price Rule. If at any time before August 8, 2022, the bid price of the Company's common stock closes at $1.00 per share or more for a minimum of ten consecutive business days, Nasdaq will provide the Company with a written confirmation of compliance with the Bid Price Rule.

If the Company does not regain compliance with the Bid Price Rule by August 8, 2022, the Company may be eligible for an additional 180-day compliance period, until February 5, 2023. To qualify, the Company would be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for the Nasdaq Capital Market, with the exception of the Bid Price Rule, and would need to provide written notice of its intention to cure the bid price deficiency during the second compliance period, by effecting a Reverse Stock Split, if necessary.

Reducing the number of outstanding shares of common stock should, absent other factors, generally increase the per share market price of our common stock. Although the intent of a Reverse Stock Split is to increase the price of our common stock, there can be no assurance, however, that even if a Reverse Stock Split is effected, that the bid price of the Company’s common stock will be sufficient for the Company to regain compliance with the Bid Price Rule.

In addition, the Company believes a Reverse Stock Split will make its common stock more attractive to a broader range of investors, as it believes that the current market price of its common stock may prevent or deter certain institutional investors, professional investors and other members of the investing public from purchasing stock. The Company believes that a Reverse Stock Split will make its common stock a more attractive and cost-effective investment for many investors, which in turn would enhance the liquidity of the holders of common stock.

There can be no assurance that a Reverse Stock Split, if completed, will result in the intended benefits described above, that the market price of our common stock will increase following a Reverse Stock Split, that as a result of a Reverse Stock Split we will be able to meet or maintain a bid price over the minimum bid price requirement of Nasdaq or that the market price of our common stock will not decrease in the future.

Procedure for Implementing a Reverse Stock Split

If we implement a Reverse Stock Split, it will become effective upon the filing or such later time as specified in the filing (the “Split Effective Time”) of a Reverse Stock Split Amendment with the Delaware Secretary of State. The form of the Reverse Stock Split Amendment is attached hereto as Annex A. The exact timing of the filing of a Reverse Stock Split Amendment and the ratio of a Reverse Stock Split (within the approved range), if any, will be determined by our Board of Directors based on its evaluation as to when such action and at what ratio will be the most advantageous to the Company and our stockholders. In addition, our Board reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with a Reverse Stock Split if, at any time prior to filing a Reverse Stock Split Amendment, our Board, in its sole discretion, determines that it is not in our best interest and the best interests of our stockholders to proceed with a Reverse Stock Split. If a Reverse Stock Split Amendment has not been filed with the Delaware Secretary of State by the date that is one year following the approval of this Proposal 2 by our stockholders, our Board will abandon a Reverse Stock Split.

Principal Effects of a Reverse Stock Split

If implemented, a Reverse Stock Split will be effected simultaneously for all outstanding shares of Company common stock. A Reverse Stock Split will affect all of the Company’s stockholders uniformly and will not affect any stockholder’s percentage ownership interests in the Company, except to the extent that a Reverse Stock Split results in any stockholders owning a fractional share. Holders of fractional shares will be entitled receive, in lieu of any fractional share, the number of shares rounded up to the next whole number. Common stock issued pursuant to a Reverse Stock Split will remain fully paid and nonassessable. A Reverse Stock Split will not affect the Company’s continuing to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

As of the Split Effective Time, the Company will adjust and proportionately decrease the number of shares of common stock reserved for issuance upon exercise of, and adjust and proportionately increase the exercise price of, all options and warrants and other rights to acquire shares of common stock. In addition, as of the Split Effective Time, the Company will adjust and proportionately decrease the total number of shares of common stock that may be the subject of the future grants under stock option plans.

As an example, the following table illustrates the effects of a 1-for-20 and a 1-for-2 reverse stock split (without giving effect to the treatment of fractional shares) as of March 31, 2022:

	Prior to Reverse Stock Split	After 1-for-20 Reverse Stock Split	After 1-for-2 Reverse Stock Split
Common stock outstanding	258,235,418	12,911,771	129,117,709
Common stock issuable pursuant to outstanding equity awards	30,205,484	1,510,274	15,102,742
Common stock issuable pursuant to outstanding warrants	23,044,062	1,152,203	11,522,031

Authorized Shares of Common Stock

A Reverse Stock Split will not change the number of authorized shares or the par value of the Company’s common stock under the Charter. Because the number of issued and outstanding shares of common stock will decrease, the number of shares of common stock remaining available for issuance will increase. Currently, under our Charter, our authorized capital stock consists of 550,000,000 shares of common stock.

Subject to limitations imposed by Nasdaq Listing Rules, the additional shares available for issuance may be issued without stockholder approval at any time, in the sole discretion of our Board of Directors. The authorized and unissued shares may be issued for cash, for acquisitions or for any other purpose that is deemed in the best interests of the Company.

Registered “Book-Entry” Holders of Common Stock (i.e. stockholders that are registered on the transfer agent’s books and records but do not hold stock certificates)

Certain of our registered holders of common stock may hold some or all of their shares electronically in book-entry form with the transfer agent. These stockholders do not have stock certificates evidencing their ownership of the common stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.

Stockholders who hold shares electronically in book-entry form with the transfer agent will not need to take action (the exchange will be automatic) to receive whole shares of post-Reverse Stock Split common stock, subject to adjustment for treatment of fractional shares.

Holders of Certificated Shares of Common Stock

Stockholders holding shares of our common stock in certificated form will be sent a transmittal letter by our transfer agent after the Split Effective Time. The letter of transmittal will contain instructions on how a stockholder should surrender his, her or its certificate(s) representing shares of our common stock (the “Old Certificates”) to the transfer agent in exchange for certificates representing the appropriate number of whole shares of post-Reverse Stock Split common stock (the “New Certificates”). No New Certificates will be issued to a stockholder until such stockholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the transfer agent. No stockholder will be required to pay a transfer or other fee to exchange his, her or its Old Certificates. Stockholders will then receive a New Certificate(s) representing the number of whole shares of common stock that they are entitled to as a result of a Reverse Stock Split, subject to the treatment of fractional shares. Until surrendered, we will deem outstanding Old Certificates held by stockholders to represent the number of whole shares of post-Reverse Stock Split common stock to which these stockholders are entitled, subject to the treatment of fractional shares. Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for New Certificates. If an Old Certificate has a restrictive legend on the back of the Old Certificate, the New Certificate will be issued with the same restrictive legends that are on the back of the Old Certificate.

The Company expects that our transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates. No service charges will be payable by holders of shares of common stock in connection with the exchange of certificates. All of such expenses will be borne by the Company.

Beneficial Holders of Common Stock (i.e. stockholders who hold in street name)

Upon the implementation of a Reverse Stock Split, we will treat shares held by stockholders through a bank, broker, custodian or other nominee in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers, custodians or other nominees will be instructed to effect a Reverse Stock Split for their beneficial holders holding our common stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures than registered stockholders for processing a Reverse Stock Split. Stockholders who hold shares of our common stock with a bank, broker, custodian or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers, custodians or other nominees.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATES(S) UNTIL REQUESTED TO DO SO.

Appraisal Rights

Under the Delaware General Corporation Law, our stockholders are not entitled to appraisal or dissenter’s rights with respect to a Reverse Stock Split, and we do not intend to voluntarily provide our stockholders with such rights.

Potential Anti-Takeover Effect

Even though a Reverse Stock Split would result in an increased proportion of unissued authorized shares to be issued, which could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of the Board of Directors or contemplating a tender offer or other transaction for the combination of our Company with another company), the Reverse Stock Split Proposal is not being proposed in response to any effort of which we are aware to accumulate shares of our common stock or obtain control of us, nor is it part of a plan by management to recommend a series of similar amendments to our Board and stockholders.

Fractional Shares

Holders of fractional shares will be entitled to receive, in lieu of any fractional share, the number of shares rounded up to the next whole number. The ownership of a fractional share interest following a Reverse Stock Split will not give the holder any voting, dividend or other rights, except to receive the number of shares rounded up to the next whole number.

Effect of a Reverse Stock Split on Equity Incentive Plans, Options, Warrants, and Convertible or Exchangeable Securities

Based upon the Reverse Stock Split ratio determined by the Board of Directors, proportionate adjustments are generally required to be made to the per share exercise price and the number of shares issuable upon the exercise or conversion of all outstanding options, warrants and convertible or exchangeable securities entitling the holders to purchase, exchange for, or convert into, shares of common stock. This would result in approximately the same aggregate price being required to be paid under such options, warrants and convertible or exchangeable securities upon exercise, and approximately the same value of shares of common stock being delivered upon such exercise, exchange or conversion, immediately following a Reverse Stock Split as was the case immediately preceding a Reverse Stock Split. The number of shares deliverable upon settlement or vesting of restricted stock awards will be similarly adjusted, subject to our treatment of fractional shares. The number of shares reserved for issuance pursuant to these securities will be proportionately based upon the Reverse Stock Split ratio determined by the Board, subject to our treatment of fractional shares.

Accounting Matters

A Reverse Stock Split Amendment will not affect the par value of our common stock per share, which will remain $0.0001 par value per share. As a result, as of the Split Effective Time, the stated capital attributable to common stock and the additional paid-in capital account on our balance sheet, in the aggregate, will not change due to a Reverse Stock Split. Reported per share net income or loss will be higher because there will be fewer shares of common stock outstanding.

Certain Federal Income Tax Consequences of a Reverse Stock Split

The following summary describes certain material U.S. federal income tax consequences of a Reverse Stock Split to holders of our common stock. Unless otherwise specifically indicated herein, this summary addresses the tax consequences only to a “U.S. holder”, which means a beneficial owner of our common stock that is (i) a citizen or individual resident of the United States, (ii) an entity taxable as a corporation for U.S. tax purposes and organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate whose income is subject to U.S. federal income taxation regardless of its source, or (iv) a trust if (1) a U.S. court is able to exercise primary supervision over administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

This summary does not address all of the tax consequences that may be relevant to any particular investor, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to stockholders that (i) may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S. expatriates, persons subject to the alternative minimum tax, traders in securities that elect to mark to market, and dealers in securities or currencies, (ii) hold our common stock as part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated investment transaction for federal income tax purposes, or (iii) do not hold our common stock as a “capital asset” (generally, property held for investment). In addition, this summary does not consider the effects of any federal, state, local, foreign, or other tax laws other than the U.S. federal income tax laws.

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Entities or arrangements treated as a partnership for U.S. federal income tax purposes should consult their own tax advisors regarding the U.S. federal income tax consequences to them and their owners of a Reverse Stock Split.

This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations, administrative rulings, and judicial authority, all as in effect as of the date of this information statement. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of a Reverse Stock Split. We have not sought and will not seek any ruling from the Internal Revenue Service (the “IRS”), or an opinion from counsel with respect to the U.S. federal income tax consequences discussed below. There can be no assurance that the tax consequences discussed below would be accepted by the IRS or a court. The tax treatment of a Reverse Stock Split to any U.S. holder may vary depending upon such holder’s particular facts and circumstances.

PLEASE CONSULT YOUR OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF A REVERSE STOCK SPLIT IN YOUR PARTICULAR CIRCUMSTANCES UNDER THE CODE AND THE LAWS OF ANY OTHER TAXING JURISDICTION.

A Reverse Stock Split should be treated as a recapitalization for U.S. federal income tax purposes. Thus, a stockholder generally will not recognize gain or loss on an exchange of common shares for common shares in a

Reverse Stock Split, except for adjustments that may result from the treatment of fractional shares of common stock as described below. The aggregate tax basis of the shares received in the Reverse Stock Split will equal the aggregate tax basis of the pre-Reverse Stock Split shares exchanged therefore (increased by any income or gain recognized on receipt of a whole share in lieu of a fractional share). Except in the case of any portion of a share of common stock treated as a distribution or as to which a U.S. holder recognizes capital gain as a result of the treatment of fractional shares, discussed below, the U.S. holder’s holding period for the post-Reverse Stock Split shares of common stock should include the holding period of pre-Reverse Stock Split shares of common stock surrendered. U.S. holders of shares of common stock should consult their tax advisors regarding the applicable rules for allocating the tax basis and holding period of the surrendered pre-Reverse Stock Split shares of common stock to the post-Reverse Stock Split shares of common stock received in the Reverse Stock Split. U.S. holders of shares of common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

No gain or loss will be recognized by the Company as a result of a Reverse Stock Split.

The treatment of fractional shares of common stock being rounded up to the next whole share is uncertain. A U.S. holder that receives a whole share of common stock in the Reverse Stock Split in lieu of a fractional share of common stock might recognize income, which may be characterized either as capital gain or as a dividend to the extent of the portion of our accumulated earnings and profits (if we have any) attributable to the rounded share. Any such taxable income would be in an amount not to exceed the excess of the fair market value of such whole share over the fair market value of the fractional share to which the U.S. holder was otherwise entitled. U.S. holders should consult their tax advisors regarding the U.S. federal income tax and other tax consequences of fractional shares being rounded to the next whole share (including the holding period of a post-Reverse Stock Split share of common stock received in exchange for a fractional pre-Reverse Stock Split share of common stock).

Required Vote

Provided there is a quorum for the Annual Meeting, approval of the Reverse Stock Split Amendment requires the affirmative vote of a majority of the shares outstanding and entitled to vote on Proposal 2 as of the Record Date. Because the affirmative vote of at least a majority of the shares outstanding is required to approve this Proposal 2, abstentions will have the same effect as a vote against Proposal 2. Under applicable stock exchange rules, brokers are permitted to vote shares held for a customer on “routine” matters, such as this Proposal 2, without specific instructions from the customer. Therefore, we do not expect any broker non-votes on this Proposal 2.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE “FOR” THE REVERSE STOCK SPLIT PROPOSAL.

PROPOSAL 3
APPROVAL OF THE 9 METERS BIOPHARMA, INC.
2022 STOCK INCENTIVE PLAN

On May 4, 2022, our Board of Directors adopted the 9 Meters Biopharma, Inc. 2022 Stock Incentive Plan, or the 2022 Plan, subject to stockholder approval. Pursuant to the 2022 Plan, we may grant shares of our common stock as long-term equity incentives in the form of stock options, stock appreciation rights, restricted stock, restricted stock units, dividend equivalent rights, or other stock awards to employees, consultants, and directors of our Company, or collectively, participants. We believe that the effective use of long-term equity incentives is essential to attract, motivate, and retain employees of our Company, to further align participants’ interests with those of our stockholders, and to provide participants incentive compensation opportunities that are competitive with those offered by other companies in the same industry and locations as ours.

If approved at the Annual Meeting, our 2022 Plan will supersede and replace the 9 Meters Biopharma, Inc. 2012 Omnibus Incentive Plan, as amended (the “2012 Plan”), which expired by its terms on April 30, 2022. No new awards will be granted under the 2012 Plan after such expiration, but any awards outstanding under the 2012 Plan on that date will remain subject to the 2012 Plan. Upon approval of our 2022 Plan, any shares subject to outstanding awards under the 2012 Plan that subsequently expire, terminate, or are surrendered or forfeited for any reason without issuance of shares will automatically become available for issuance under our 2022 Plan.

In this Proposal 3, we are asking our stockholders to approve the 2022 Plan. The full text of the 2022 Plan is attached as Annex B to this Proxy Statement.

As of May 4, 2022, approximately 20 employees, 30 consultants and five non-employee directors would be eligible to participate in the 2022 Plan. The closing price of our Company’s common stock on the Nasdaq Capital Market on May 4, 2022 was $0.44.

Required Vote

Approval of the appointment of the 2022 Plan requires the affirmative vote of the holders of a majority of the votes cast and entitled to be cast. Abstentions and broker non-votes will have no effect on the outcome of this Proposal 3.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE “FOR” THE 2022 PLAN.

Summary of the 2022 Plan

Following is a summary of the principal features of the 2022 Plan, which assumes this Proposal 3 is approved by the Company’s stockholders.

Principal Features of the 2022 Plan	Description

Share Reserve:	12,000,000 shares of our Company’s common stock, plus the number of shares of common stock underlying any award granted under the 2012 Plan that expires, terminates, or is canceled or forfeited without such shares of common stock having been issued.

The reserved shares will be reduced (i) by one share for each share granted pursuant to awards awarded under the 2022 Plan, and (ii) to the extent cash is delivered in lieu of shares of common stock upon the exercise of a stock appreciation right, our Company will be deemed to have issued the number of shares of common stock which it was entitled to issue upon such exercise.

Award Types:	•Incentive and nonstatutory stock options •Stock appreciation rights (“SARs”) •Restricted stock awards •Restricted stock unit awards (“RSUs”) •Dividend equivalent rights

Vesting:	Determined by our Board of Directors or a committee designated by our Board.

Repricing:	Repricing of outstanding stock awards is not permitted without the approval of our Company’s stockholders, except for certain proportionate capitalization adjustments as set forth in the 2022 Plan.

Termination Date:	May 4, 2032

Administration

The 2022 Plan will be administered by our Board of Directors, or a committee designated by our Board. With respect to grants of awards to our officers or directors, the 2022 Plan will be administered by our Board or a designated committee in a manner that permits such grants and related transactions to be exempt from Section 16(b) of the Exchange Act. The plan administrator will have the full authority to select recipients of the grants, determine the extent of the grants, establish additional terms, conditions, rules, or procedures to accommodate rules or laws of applicable non-U.S. jurisdictions, adjust awards, and to take any other action deemed appropriate; however, no action may be taken that is inconsistent with the terms of the 2022 Plan.

Available Shares

Subject to adjustment upon certain corporate transactions or events, the maximum aggregate number of shares of common stock which may be issued pursuant to all awards is the sum of (i) 12,000,000 shares of common stock and (ii) the number of shares of common stock underlying any award granted under the 2012 Plan that expires, terminates, or is canceled or forfeited under the terms of the 2012 Plan without such shares of common stock having been issued. Any shares covered by an award that is forfeited, canceled, or expires will be deemed to have not been issued for purposes of determining the maximum aggregate number of shares which may be issued under the 2022

Plan. Shares that actually have been issued under the 2022 Plan pursuant to an award will not be returned to the 2022 Plan and will not become available for future issuance under the 2022 Plan, other than unvested shares that are forfeited or repurchased by our Company. In the event any option or other award granted under the 2022 Plan is exercised through the tendering of shares (either actually or through attestation), or in the event tax withholding obligations are satisfied by tendering or withholding shares, any shares so tendered or withheld are not again available for awards under the 2022 Plan. To the extent that cash is delivered in lieu of shares of common stock upon the exercise of a SAR, then we will be deemed, for purposes of applying the limitation on the number of shares, to have issued the number of shares of common stock which were otherwise issuable upon such exercise. Shares of common stock we reacquire on the open market or otherwise using cash proceeds from the exercise of options will not be available for awards under the 2022 Plan.

Dividends

No dividend or dividend equivalent will be paid on any unvested award, although the plan administrator may provide in an award agreement that dividends with respect to unvested portions of awards may accrue and be paid when and if the awards vest and shares are actually issued to the participant.

Eligibility and Types of Awards

The 2022 Plan will permit us to grant stock awards, including stock options, SARs, restricted stock, RSUs, and dividend equivalent rights to our employees, directors, and consultants.

Stock Options

A stock option may be an incentive stock option within the meaning of, and qualifying under, Section 422 of the Code, or a nonstatutory stock option. However, only our employees (or employees of our parent or subsidiaries, if any) may be granted incentive stock options. Incentive and nonstatutory stock options are granted pursuant to option agreements adopted by the plan administrator. The plan administrator will determine the exercise price for a stock option, within the terms and conditions of the 2022 Plan provided that the exercise price of a stock option cannot be less than 100% of the fair market value of our common stock on the date of grant (or 110% of the fair market value in the case of certain incentive stock options, as described below). Options granted under the 2022 Plan will become exercisable at the rate specified by the plan administrator.

The plan administrator will determine the term of the stock options granted under the 2022 Plan up to a maximum of 10 years, except in the case of certain incentive stock options, as described below. Unless the terms of an optionholder’s stock option agreement provide otherwise, if an optionholder’s relationship with us, or any of our affiliates, ceases for any reason other than disability or death, the optionholder may exercise any options otherwise exercisable as of the date of termination, but only during the post-termination exercise period designated in the optionholder’s stock option award agreement. The optionholder’s stock option award agreement may provide that upon the termination of the optionholder’s relationship with us for cause, the optionholder’s right to exercise his or her options will terminate concurrently with the termination of the relationship. If an optionholder’s service relationship with us, or any of our affiliates, ceases due to disability or death, or an optionholder dies within a certain period following cessation of service, the optionholder or his or her estate or person who acquired the right to exercise the award by bequest or inheritance may exercise any vested options for a period of 12 months. The option term may be extended in the event that exercise of the option within the applicable time periods is prohibited by applicable securities laws or such longer period as specified in the stock option award agreement but in no event beyond the expiration of its term.

Acceptable consideration for the purchase of common stock issued upon the exercise of a stock option will be determined by the plan administrator and may include (i) cash or check, (ii) a broker-assisted cashless exercise, (iii) the tender of common stock previously owned by the optionholder, (iv) a net exercise of the option, (v) past or future services rendered, and (vi) any combination of the foregoing methods of payment.

Unless the plan administrator provides otherwise, awards generally are not transferable, except by will or the laws of descent and distribution.

Incentive stock options may be granted only to our employees (or to employees of our parent company and subsidiaries, if any). To the extent that the aggregate fair market value, determined at the time of grant, of shares of our common stock with respect to which incentive stock options are exercisable for the first time by an optionholder during any calendar year under any of our equity plans exceeds $100,000, such options will not qualify as incentive stock options. A stock option granted to any employee who, at the time of the grant, owns or is deemed to own stock representing more than 10% of the voting power of all classes of stock (or any of our affiliates) may not be an incentive stock option unless (i) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant, and (ii) the term of the incentive stock option does not exceed five years from the date of grant.

Stock Appreciation Rights

SARs may be granted under the 2022 Plan either concurrently with the grant of an option or alone, without reference to any related stock option. The plan administrator will determine both the number of shares of common stock related to each SAR and the exercise price for a SAR, within the terms and conditions of the 2022 Plan, provided that the exercise price of a SAR cannot be less than 100% of the fair market value of the common stock subject thereto on the date of grant. In the case of a SAR granted concurrently with a stock option, the number of shares of common stock to which the SAR relates will be reduced in the same proportion that the holder of the stock option exercises the related option.

The plan administrator will determine whether to deliver cash in lieu of shares of common stock upon the exercise of a SAR. If common stock is issued, the number of shares of common stock that will be issued upon the exercise of a SAR is determined by dividing (i) the number of shares of common stock as to which the SAR is exercised multiplied by the amount of the appreciation in such shares, by (ii) the fair market value of a share of common stock on the exercise date.

If the plan administrator elects to pay the holder of the SAR cash in lieu of shares of common stock, the holder of the SAR will receive cash equal to the fair market value on the exercise date of any or all of the shares that would otherwise be issuable.

The exercise of a SAR related to a stock option is permissible only to the extent that the stock option is exercisable under the terms of the 2022 Plan on the date of surrender. Any incentive stock option surrendered will be deemed to have been converted into a nonstatutory stock option immediately prior to such surrender.

Restricted Stock

Restricted stock awards are awards of shares of our common stock that are subject to established terms and conditions. The plan administrator sets the terms of the restricted stock awards, including the size of the restricted stock award, the price (if any) to be paid by the recipient, and the vesting schedule and criteria (which may include continued service to us for a period of time or the achievement of performance criteria). If a participant’s service terminates before the restricted stock is fully vested, all of the unvested shares generally will be forfeited to, or repurchased by, us.

Restricted Stock Units

An RSU is a right to receive stock, cash equal to the value of a share of stock, or other securities, or a combination of these three elements, at the end of a set period or the attainment of performance criteria. No stock is issued at the time of grant. The plan administrator sets the terms of the RSU award, including the size of the RSU award, the consideration (if any) to be paid by the recipient, vesting schedule, and criteria and form (stock or cash) in which the award will be settled. If a participant’s service terminates before the RSU is fully vested, the unvested portion of the RSU award generally will be forfeited to us.

Dividend Equivalent Rights

Dividend equivalent rights entitle the recipient to compensation measured by dividends paid with respect to a specified number of shares of common stock.

Performance-Based Compensation

The 2022 Plan establishes procedures for our Company to grant performance-based awards, meaning awards structured so that they will vest only upon the achievement of performance criteria established by the plan administrator for a specified performance period. Performance criteria may be measured on an absolute (e.g., plan or budget) or relative basis, and may be established on a corporate-wide basis or with respect to one or more business units, divisions, subsidiaries or business segments, or may be established on an individual basis. Relative performance may be measured against a group of peer companies, a financial market index or other acceptable objective and quantifiable indices. The plan administrator will have the discretion to adjust the minimum level of achievement required for achievement of performance awards if the plan administrator determines that a change in our business, operations, corporate structure or capital structure, the manner in which we conduct our business, or other events or circumstances render the performance objectives unsuitable. The plan administrator will also have the discretion to adjust the performance objectives for other material events not originally contemplated when the performance objectives were established, such as extraordinary gains and losses, the effect of changes in accounting standards or principles, acquisitions or divestitures, changes in tax rules or regulations, capital transactions, restructuring, nonrecurring gains or losses or other unusual items.

The business measures that may be used to establish the performance criteria may include one of, or combination of, the following:

•Net earnings or net income (before or after taxes);
•Earnings per share
•Net sales growth;
•Net operating growth;
•Return measures (including, but not limited to, return on assets, capital, equity, or sales);
•Cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital);
•Cash flow per share;
•Earnings before or after taxes, interest, depreciation, and/or amortization;
•Gross or operating margins;
•Productivity ratios;
•Share price (including, but not limited to, growth measures and total stockholder return);
•Expense targets or ratios;
•Charge-off levels;
•Improvement in or attainment of revenue levels;
•Margins;
•Operating efficiency;
•Operating expenses;
•Economic value added;
•Improvement in or attainment of expense levels;
•Improvement in or attainment of working capital levels;
•Debt reduction;
•Capital targets;
•Consummation of acquisitions, dispositions, projects, or other specific events or transactions; or
•Other significant operational or business milestones

Corporate Transactions

Effective upon the consummation of a corporate transaction, all outstanding awards under the 2022 Plan will terminate unless they are assumed in connection with the corporate transaction.

The plan administrator has the authority to determine, before or at the time of any corporate transaction, the impact that the corporate transaction will have on outstanding awards under the 2022 Plan. For example, the plan administrator may determine that (i) awards will vest and become exercisable, or that other restrictions on such awards will lapse, (ii) awards will be assumed by the surviving corporation in the corporate transaction or replaced with awards that have substantially equivalent terms, (iii) participants will receive a payment in satisfaction of outstanding awards, and (iv) in the case of options and SARs, participants will receive a payment in an amount equal to the amount, if any, by which the fair market value of the shares subject to award exceeds the exercise price. The plan administrator is not required to treat all awards in the same way.

Amendment and Termination

Our Board of Directors generally may amend, suspend, or terminate the 2022 Plan. However, it may not amend the 2022 Plan without stockholder approval for certain actions, such as an increase in the number of shares reserved under the 2022 Plan, modifications to the provisions of the 2022 Plan regarding the grant of incentive stock options, modifications to the provisions of the 2022 Plan regarding the exercise prices at which shares may be offered pursuant to options, extension of the expiration date of the 2022 Plan, and certain modifications to awards, such as reducing the exercise price per share, canceling and regranting new awards with lower prices per share than the original prices per share of the cancelled awards, or canceling any awards in exchange for cash or the grant of replacement awards with an exercise price that is less than the exercise price of the original awards.

Tax Withholding

The plan administrator may require a participant to satisfy any federal, state, local, or foreign tax withholding obligation relating to a stock award by (i) causing the participant to tender a cash payment, (ii) withholding shares of common stock from the shares of common stock issued or otherwise issuable to the participant in connection with the award, (iii) delivering to our Company already-owned shares of common stock, (iv) selling shares of common stock from the shares of common stock issued or otherwise issuable to the participant in connection with the award, (v) withholding cash from an award settled in cash or other amounts payable to the participant, and/or (vi) any other means that the plan administrator determines both to comply with applicable laws and be consistent with the purposes of the 2022 Plan.

Summary of Federal Income Tax Consequences of the 2022 Plan

The following summary is intended only as a general guide to certain U.S. federal income tax consequences under current law of participation in the 2022 Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on any participant’s particular circumstances. The summary does not purport to be complete, and it does not address the tax consequences of the participant’s death, any tax laws of any municipality, state or foreign country in which a participant might reside, or any other laws other than U.S. federal income tax laws. Furthermore, the tax consequences are complex and subject to change, and a participant’s particular situation may be such that some variation of the described rules is applicable. Recipients of awards under the 2022 Plan should consult their own tax advisors to determine the tax consequences to them as a result of their particular circumstances.

Incentive Stock Options

A participant recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code.

If a participant holds stock acquired through exercise of an incentive stock option for more than two years from the date on which the option was granted and more than one year after the date the option was exercised for those shares, any gain or loss on a disposition of those shares (a “qualifying disposition”) will be a long-term capital gain or loss. Upon such a qualifying disposition, we will not be entitled to any income tax deduction.

If a participant disposes of underlying shares within two years after the date of grant of the option or within one year after the date of exercise of the option (a “disqualifying disposition”), the difference between the fair market value of the shares on the option exercise date and the exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed to the participant as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. To the extent the participant recognizes ordinary income by reason of a disqualifying disposition, generally our Company will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) and other provisions of the Code limiting the deduction of compensation, and the satisfaction of a tax-reporting obligation) to a corresponding income tax deduction in the tax year in which the disqualifying disposition occurs.

The difference between the option exercise price and the fair market value of the shares on the exercise date of an incentive stock option is treated as an adjustment in computing the participant’s alternative minimum taxable income and may subject the participant to alternative minimum tax liability for the year of exercise. Special rules may apply after exercise for (i) sales of the shares in a disqualifying disposition, (ii) basis adjustments for computing alternative minimum taxable income on a subsequent sale of the shares, and (iii) tax credits that may be available to participants subject to the alternative minimum tax.

Nonstatutory Stock Options

Options not designated or qualifying as incentive stock options will be nonstatutory stock options having no special tax status. A participant generally recognizes no taxable income upon the grant of such an option so long as (i) the exercise price is no less than the fair market value of the stock on the date of grant, and (ii) the option (and not the underlying stock) at such time does not have a readily ascertainable fair market value (as defined in Treasury Regulations under the Code). Upon exercise of a nonstatutory stock option, the participant normally recognizes ordinary income in the amount of the difference between the option exercise price and the then-fair market value of the shares purchased, and withholding of income and employment taxes will apply if the participant is or was an employee. Generally, the Company will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) and other provisions of the Code limiting the deduction of compensation, and the satisfaction of a tax-reporting obligation) to an income tax deduction in the tax year in which such ordinary income is recognized by the participant.

Upon the disposition of stock acquired by the exercise of a nonstatutory stock option, any recognized gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss, which will be short-term or long-term gain or loss, depending on the holding period of the stock.

Stock Appreciation Rights

A participant will not normally recognize taxable income upon the receipt of a SAR. Upon the exercise of a SAR, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the underlying shares of common stock on the exercise date over the exercise price. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The Company generally will be entitled to a deduction equal to the amount of ordinary income recognized by the participant in connection with the exercise of the SAR (subject to the requirement of reasonableness, the provisions of Section 162(m) and other provisions of the Code limiting the deduction of compensation, and the satisfaction of a tax-reporting obligation).

Restricted Stock

A participant acquiring restricted stock generally will recognize ordinary income equal to the difference between the fair market value of the shares on the “determination date” (as defined below) and their purchase price, if any. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The “determination date” is the date on which the participant acquires the shares unless they are subject to a substantial risk of forfeiture and are not transferable, in which case the determination date is the earliest of (i) the date the shares become transferable, (ii) the date the shares are no longer subject to a substantial risk of forfeiture, or (iii) the date the shares are acquired if the participant makes a timely election under Code Section 83(b). If the shares are subject to a substantial risk of forfeiture and not transferable when issued, the participant may elect, pursuant to Section 83(b) of the Code, to have the date of acquisition be the determination date by filing an election with the IRS, and other provisions, no later than 30 days after the date the shares are acquired. Upon the taxable disposition of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will generally be taxed as capital gain or loss; however, for any shares returned to our Company pursuant to a forfeiture provision, a participant’s loss may be computed based only on the purchase price (if any) of the shares and may not take into account any income recognized by reason of a Section 83(b) election. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year. Our Company generally will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) and other provisions of the Code limiting the deduction of compensation, and the satisfaction of a tax reporting obligation) to a corresponding income tax deduction in the year in which the ordinary income from restricted stock is recognized by the participant.

Restricted Stock Units

A participant will not normally recognize taxable income upon receipt of an RSU award. In general, the participant will recognize ordinary income in the year in which the units vest and are settled in an amount equal to any cash received and/or the fair market value of any nonrestricted shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Our Company generally will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) and other provisions of the Code limiting the deduction of compensation, and the satisfaction of a tax reporting obligation) to an income tax deduction equal to the amount of ordinary income recognized by the participant.

Dividend Equivalent Rights

A recipient of dividend equivalent rights generally will recognize ordinary income at the time the dividend equivalent right is paid. If required, income and employment tax must be withheld on the income recognized by the participant. Our Company will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) and other provisions of the Code limiting the deduction of compensation, and the satisfaction of a tax reporting obligation) to an income tax deduction equal to the amount of ordinary income recognized by the participant.

Other Awards

Our Company generally will be entitled to an income tax deduction in connection with an award under the 2022 Plan in an amount equal to the ordinary income realized by the participant at the time the participant recognizes such income (subject to the requirement of reasonableness, the provisions of Section 162(m) and other provisions of the Code limiting the deduction of compensation, and the satisfaction of a tax-reporting obligation). Participants typically are subject to income (and employment) tax and recognize such tax at the time that an award is granted, exercised, vests, or becomes nonforfeitable, unless the award provides for a further deferral.

Section 409A

Section 409A of the Code (“Section 409A”) imposes certain requirements on nonqualified deferred compensation arrangements. Most awards granted under the 2022 Plan will be designed to qualify for an exception from the requirements of Section 409A. Certain awards under the 2022 Plan, however, may be subject to the requirements of Section 409A in form and in operation. Awards that are subject to Section 409A will generally be designed to meet the conditions under Section 409A for avoiding the adverse tax consequences resulting from a failure to comply with Section 409A. If an award under the 2022 Plan is subject to Section 409A and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be before the compensation is actually or constructively received.

Also, if an award that is subject to Section 409A fails to comply with the requirements of Section 409A, Section 409A imposes an additional 20% federal penalty tax on the participant’s compensation recognized as ordinary income, as well as interest on such deferred compensation.

Impact of Section 162(m) on Tax Deductibility of Awards Under the 2022 Plan

Section 162(m) of the Code limits the deductibility for federal income tax purposes of certain compensation paid to any of our covered employees in excess of $1 million. For purposes of Section 162(m), the term “covered employee” generally includes our chief executive officer, our chief financial officer, and our three other most highly compensated officers, and any individual who was a covered employee for any taxable year beginning after December 31, 2016. Compensation attributable to awards under the 2022 Plan either on its own or when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

Equity Compensation Plan Information

The following table provides aggregate information as of December 31, 2021, with respect to compensation plans under which shares of our common stock may be issued.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options	Weighted-Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuances under Equity Compensation Plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders (1)	19,908,960	$1.32	5,478,787
Equity compensation plans not approved by security holders (2)	985,807	$0.63	-
Total	20,894,767	$1.29	5,478,787

(1) Consists of (i) 5,300,518 shares of common stock issuable upon exercise of outstanding options under the Private Innovate Plan and (ii) 14,608,442 shares of common stock issuable upon exercise of outstanding options under the Omnibus Plan. As of December 31, 2021, there were 5,478,787 shares remaining for future issuance under the Omnibus Plan. The shares reserved for issuance under the Omnibus Plan automatically increase on the first day of each calendar year beginning in 2019 and ending in 2022 by an amount equal to the lesser of (i) five percent of the number of shares of common stock outstanding as of December 31 of the immediately preceding calendar year or (ii) such lesser number of shares of common stock as determined by the Board (the “Evergreen Provision”). On January 1, 2022, the number of shares of common stock available under the Omnibus Plan automatically increased by 12,911,771 shares pursuant to the Evergreen Provision.

(2) Pursuant to the RDD Merger Agreement, upon consummation of the RDD Merger on April 30, 2020, the Company assumed outstanding option grant agreements that were awarded to RDD employees. There were 985,807 assumed RDD options outstanding as of December 31, 2021, with a weighted-average exercise price of $0.63 per share. See “Note 9-Share-Based Compensation” to the accompanying consolidated financial statements included in this Annual Report on Form 10-K for further discussion of the assumed RDD options.

PROPOSAL 4
ADVISORY (NONBINDING) VOTE ON
NAMED EXECUTIVE OFFICER COMPENSATION

As discussed under the “Executive Compensation” section, our compensation strategy focuses on providing a total compensation package that is designed to attract and retain high-caliber executives by incentivizing them to achieve Company performance goals and closely aligning these goals with stockholder interests. Our philosophy reflects our emphasis on pay for performance and on long-term value creation for our stockholders.

As required by Section 14A of the Exchange Act, we are providing stockholders with an advisory (nonbinding) vote on the compensation of our named executive officers, as described in this Proxy Statement. This Proposal 4, known as a “Say-on-Pay” proposal, is designed to give our stockholders the opportunity to endorse or not endorse our Company’s executive compensation program through the following resolution:

“Resolved, that the stockholders approve, on an advisory (nonbinding) basis, the compensation of our named executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC (which disclosure includes the Executive Compensation section, the Summary Compensation Table for fiscal year 2021, and other related tables and disclosures)”.

When you cast your vote, we urge you to consider the description of our executive compensation program contained in the Executive Compensation section in this Proxy Statement and the accompanying tables and narrative disclosures.

Required Vote

The affirmative vote of a majority of the shares cast and entitled to be cast at the Annual Meeting is required for approval of Proposal 4. Abstentions and broker non-votes will have no effect on the outcome of this Proposal 4.

Because your vote is advisory, it will not be binding upon our Board of Directors, overrule any decision by our Board, or create or imply any additional fiduciary duties on our Board or any member of our Board. However, our Board and our compensation committee will take into account the outcome of the vote when considering future executive compensation arrangements.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE “FOR” PROPOSAL 4 ON OUR NAMED EXECUTIVE OFFICER COMPENSATION AS DESCRIBED IN THIS PROXY STATEMENT.

PROPOSAL 5
ADVISORY (NONBINDING) VOTE ON THE FREQUENCY OF
FUTURE ADVISORY VOTES ON NAMED EXECUTIVE OFFICER COMPENSATION

Under Section 14A of the Exchange Act, we are required to seek a nonbinding advisory stockholder vote regarding the frequency of submission to stockholders of a Say-on-Pay advisory vote such as Proposal 5. The law specifies that at least once every six years we give our stockholders the opportunity to vote on the preferred frequency of future votes on our named executive officer compensation either annually, every two years or every three years, referred to as a “Say-on-Frequency” proposal. Although this vote is advisory and nonbinding, our Board of Directors will review voting results and give serious consideration to the outcome of such voting. We plan to present this proposal to our stockholders at least once every six years.

You may cast your advisory vote on whether the advisory vote on named executive officer compensation will occur every one, two or three years, or you may abstain from voting on the matter.

Our Board of Directors recommends that stockholders vote in favor of holding an advisory vote on named executive officer compensation every year. In making this recommendation, our Board considered the relevant merits of each of the three frequency alternatives. Our Board believes that holding the advisory vote every year will allow stockholders to provide timely, direct input on our executive compensation philosophy, policies and practices as disclosed in the Proxy Statement each year and is therefore consistent with our efforts to engage in an ongoing dialogue with stockholders on executive compensation and corporate governance matters.

Required Vote

The option of one year, two years, or three years that receives the affirmative vote of a majority of the votes cast and entitled to be cast will be the frequency for the advisory vote on named executive officer compensation that has been selected by stockholders. Abstentions and broker non-votes will have no effect on the outcome of this Proposal 5.

Because your vote is advisory, it will not be binding upon our Board of Directors, overrule any decision by our Board, or create or imply any additional fiduciary duties on our Board or any member of our Board. However, our Board will take into account the outcome of the vote when making its decision regarding the frequency of future stockholder advisory votes on named executive officer compensation.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE “FOR” “ONE YEAR” (AS OPPOSED TO TWO YEARS OR THREE YEARS) FOR PROPOSAL 5, THE FREQUENCY OF FUTURE ADVISORY VOTES ON NAMED EXECUTIVE OFFICER COMPENSATION.

PROPOSAL 6
RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee has selected Mayer Hoffman McCann P.C. (“MHM”) as our independent registered public accounting firm for the fiscal year ending December 31, 2022, and has further directed that we submit our audit committee’s selection of MHM as our independent registered public accounting firm for ratification by our stockholders at the Annual Meeting. MHM has served as the Company’s auditor since 2015. Representatives of MHM are expected to be present at the Annual Meeting, either in person or by telephone, depending on the COVID-19 situation. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of MHM as the Company’s independent registered public accounting firm. However, we are submitting the selection of MHM to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, our audit committee will reconsider the retention of MHM. Even if the selection is ratified, our audit committee in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of 9 Meters and its stockholders.

Principal Accountant Fees and Services

Substantially all of MHM personnel, who work under the control of MHM shareholders, are employees of wholly-owned subsidiaries of CBIZ, Inc., which provides personnel and various services to MHM in an alternative practice structure. The following table represents aggregate fees billed to the Company by MHM, the Company’s independent registered public accounting firm for the fiscal years ended December 31, 2021 and 2020.

	Fiscal Year Ended
	2021	2020
	(in thousands)
Audit Fees (1)	$253	$349
Audit-related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$253	$349

(1) Audit fees consist of fees billed for the professional services rendered to the Company for the audit of the Company’s annual consolidated financial statements for the years ended December 31, 2021 and 2020, reviews of the quarterly financial statements during those periods, the issuance of consent and comfort letters in connection with registration statement filings, and all other services that are normally provided by the accounting firm in connection with statutory and regulatory filings and engagements.

All fees described above were approved by our audit committee.

Pre-Approval Policies and Procedures

Our audit committee has adopted policy and procedures for the pre-approval of audit and non-audit services rendered by the Company’s independent registered public accounting firm. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of our audit committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of our audit committee’s members, but the decision must be reported to the full audit committee at its next scheduled meeting.

Our audit committee has determined that the rendering of services other than audit services by MHM to date are compatible with maintaining the principal accountant’s independence.

Required Vote

Ratification of the appointment of MHM as the Company’s independent registered public accounting firm requires the affirmative vote of the holders of a majority of the votes cast and entitled to be cast. Abstentions will have no effect on the outcome of this Proposal 6. Under applicable stock exchange rules, brokers are permitted to vote shares held for a customer on “routine” matters, such as this Proposal 6, without specific instructions from the customer. Therefore, we do not expect any broker non-votes on this Proposal 6.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE “FOR” PROPOSAL 6.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD

The principal purpose of the audit committee is to assist the Board of Directors in its oversight of the Company’s accounting and financial reporting processes and audits of 9 Meters’ consolidated financial statements. The Company’s audit committee is responsible for appointing, evaluating, retaining and, when necessary, terminating the Company’s independent registered public accounting firm and approving the audit and non-audit services to be provided by the independent registered public accounting firm.

Management is responsible for the Company’s internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB) to obtain reasonable assurance that the Company’s consolidated financial statements are free from material misstatement and expressing an opinion on the conformity of such financial statements with accounting principles generally accepted in the United States.

In this context, the audit committee has reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2021, with management and MHM. The audit committee has discussed with MHM the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. The audit committee has also received the written disclosures and the letter from MHM required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence.

Based on its discussions with management and the independent registered public accounting firm, the audit committee in place in March 2022 recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, which was filed on March 23, 2022.

Submitted by the Audit Committee

Michael Constantino, Chairman
Lorin Johnson, Ph.D.
Mark Sirgo, Pharm.D.

The information contained in the following report of 9 Meters’ audit committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by 9 Meters under the Exchange Act or the Securities Act of 1933 unless and only to the extent that 9 Meters specifically incorporates it by reference.

CORPORATE GOVERNANCE MATTERS

Board Leadership Structure

Our Board of Directors does not have a written policy regarding the separation of the roles of chief executive officer and chairman of the Board. Our Board believes that it is in the best interests of our company to make that determination from time to time based on the position and the direction of our company and the membership of our Board. Currently, these roles are held separately. Mr. Temperato serves as Chief Executive Officer and Dr. Sirgo serves as the Board Chair. While the Board believes that separation of these positions serves our company well, and intends to maintain this separation where appropriate and practicable, the Board does not believe that it is appropriate to prohibit one person from serving as both Board Chairman and Chief Executive Officer.

Role of the Board in Risk Oversight

The audit committee of our Board of Directors is primarily responsible for overseeing our risk management on behalf of our Board. The audit committee receives reports from management on a regular basis regarding our assessment of risks. In addition, the audit committee reports regularly to our Board, which also considers our risk profile. The audit committee and our Board focus on the most significant risks we face and our general risk-management strategies, including cybersecurity risks. While our Board, through our audit committee, oversees our risk management, management is responsible for day-to-day risk-management processes.

Each committee of our Board of Directors meets in executive session with key management personnel and representatives of outside advisors to oversee risks associated with their respective principal areas of focus. Our audit committee oversees management of financial risks. Our compensation committee oversees the management of risks related to our executive compensation plans and arrangements. Our nominating and corporate governance committee manages risks associated with the independence of our Board and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about such risks.

Independence of Directors

Our common stock is listed on The Nasdaq Capital Market. Under Nasdaq rules, independent directors must comprise a majority of the Board of Directors, and each member of our audit committee, compensation committee and nominating and corporate governance committee must be independent. Under Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with such person’s exercise of independent judgment in carrying out the responsibilities of a director.

Our Board of Directors has undertaken a review of its composition, the composition of its committees and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, the Board has determined that none of Messrs. Constantino and Rice, Drs. Johnson and Sirgo and Ms. Ventimiglia had a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under applicable Nasdaq rules. In making these determinations, the Board considered the current and prior relationships that each non-employee director has with us and all other facts and circumstances the Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director.

Board Meetings and Attendance

Our Board of Directors meets throughout the year on a set schedule and also holds special meetings and acts by written consent from time to time. During 2021, the Board held seven meetings and each director attended at least 75% of the aggregate total number of meetings held by the Board and each committee on which he or she served during the period each director was appointed during 2021. Additionally, Drs. Sirgo and Johnson and Messrs. Constantino, Rice and Temperato attended the Annual Meeting of Stockholders held on June 22, 2021. We do not have a stated policy regarding director attendance at annual stockholder meetings, but strongly encourage our directors to attend each such meeting.

Board Committees

As described above, our Board of Directors has established an audit committee, a compensation committee and a nominating and corporate governance committee. Our Board may establish other committees to facilitate the management of our business. The composition and functions of each of our audit, compensation and nominating and corporate governance committees are described below. Members serve on these committees until their resignation or until otherwise determined by our Board. Each of these committees is governed by a formal written charter approved by our Board, and a copy of each such charter is available on the Investors – Resources - Corporate Governance section of our website at www.9meters.com. However, the reference to our website does not constitute incorporation by reference of the information contained on or available through our website, and you should not consider it to be a part of this Proxy Statement.

The following table provides membership information of our non-employee directors on each committee of our Board of Directors as of May 4, 2022.

	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Michael Constantino	µ		☑
Lorin K. Johnson, Ph.D.	☑	µ	☑
Michael Rice		☑	µ
Mark Sirgo, Pharm.D.	☑	☑	☑
Samantha Ventimiglia			☑

µ = Committee Chair
☑ = Member

Audit Committee

Our audit committee consists of Mr. Constantino (Chair) and Drs. Johnson and Sirgo. Each of Mr. Constantino and Drs. Johnson and Sirgo satisfy the independence requirements of Rules 5605(a)(2) and 5605(c)(2) of the Nasdaq Stock Market listing rules and Section 10A(m)(3) of the Exchange Act. The audit committee met five times during 2021. Our Board of Directors has determined that Mr. Constantino is an “audit committee financial expert,” as that term is defined by the SEC rules implementing Section 407 of the Sarbanes-Oxley Act, and possesses financial sophistication, as defined under applicable Nasdaq rules. Our Board has also determined that each member of our audit committee can read and understand fundamental financial statements in accordance with applicable SEC and Nasdaq rules. To arrive at these determinations, our Board has examined each audit committee member’s scope of experience and the nature of his experience in the corporate finance sector.

The responsibilities of our audit committee include:

•selecting and retaining, compensating, overseeing and, if necessary, terminating the Company’s independent registered public accounting firm with respect to its performance of audit services and any permissible non-audit services;

•selecting and retaining, compensating, overseeing and, if necessary, terminating any other registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company;

•pre-approving all audit and permitted non-audit and tax services provided by any independent registered public accounting firm;

•reviewing and discussing with the independent registered public accounting firm critical accounting policies and practices, alternative treatments of financial information and other material written communications;

•evaluating the qualifications, performance and independence of the Company’s independent registered public accounting firm;

•reviewing and discussing with the independent registered public accounting firm and management our annual financial statements and, following completion of the audit, reviewing separately with the independent registered public accounting firm and management any problems or difficulties encountered during the audit;

•recommending that the audited financial statements be included in our Forms 10-K and producing the Audit Committee Report required to be included in our proxy statements;

•reviewing any other relevant reports or other financial information prepared by management and directing the independent registered public accounting firm to use its best efforts to perform a review of interim financial information prior to our disclosure of such financial information;

•discussing policies and procedures concerning press releases and reviewing the information to be included in earnings press releases, as well as financial information and earnings guidance provided to analysts;

•coordinating our Board of Directors’ oversight of our internal control over financial reporting and disclosure controls and procedures;

•discussing our policies with respect to risk assessment and risk management, including risk for fraud, and discussing the guidelines and policies that govern the process by which our exposure to risk is handled;

•establishing procedures for the receipt, retention and treatment of complaints received by us regarding (i) accounting, internal accounting controls or auditing matters and (ii) the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;

•reviewing and approving, or making recommendations to our Board of Directors regarding, our policies and procedures for reviewing and approving or ratifying related person transactions, and reviewing, approving and overseeing any related person transactions;

•monitoring compliance with our Code of Ethics and Business Conduct (the “Code”), investigating any alleged breach or violation of the Code, enforcing the provisions of the Code, and reviewing the Code periodically and recommending any changes to the Board;

•periodically reviewing our Investment Policy and recommending any changes to the Board;

•performing an annual review and evaluation of the performance of the audit committee and an annual review of its charter; and

•performing any other activities consistent with the Company’s governing documents or that the audit committee or Board of Directors deems necessary or appropriate.

Compensation Committee

Our compensation committee consists of Dr. Johnson (Chair), Mr. Rice and Dr. Sirgo. Mr. Constantino was a member of the compensation committee from July 2020, when Mr. Constantino joined the Board of Directors, until February 2021, when Mr. Rice joined the Board and the compensation committee. Each of Dr. Johnson, Mr. Rice and Dr. Sirgo, and Mr. Constantino during his period of service on the compensation committee, satisfy the independence requirements of Rules 5605(a)(2) and 5605(d)(2) of the Nasdaq Stock Market listing rules. The compensation committee met three times during 2021.

The responsibilities of our compensation committee include:

•reviewing and approving, or recommending that our Board of Directors approve, the compensation of our chief executive officer and all other executive officers, and evaluating the compensation in light of the most recent stockholder advisory vote on executive compensation;

•periodically reviewing and making recommendations to our Board of Directors with respect to director compensation;

•reviewing and approving, or recommending that our Board of Directors approve, incentive compensation plans and equity-based plans;

•reviewing and approving, or making recommendations to our Board of Directors regarding, any employment agreements and any severance arrangements or plans, including any benefits to be provided in connection with a change in control, for our chief executive officer and other executive officers;

•reviewing and recommending to the Board of Directors the frequency with which the Company will conduct Say-on-Pay votes and reviewing and approving the Say-on-Pay and Say-on-Frequency proposals for inclusion in the Company’s proxy statements;

•overseeing the management of risks relating to our executive compensation plans and arrangements;

•performing an annual review and evaluation of the performance of the compensation committee and an annual review of its charter; and

•performing any other activities consistent with the Company’s governing documents or that the compensation committee or Board of Directors deems necessary or appropriate.

Our compensation committee reviews and approves, or recommends for approval by the Board of Directors, the compensation of our chief executive officer and our other executive officers. Our compensation committee meets without the presence of executive officers when approving or deliberating on the compensation of our chief executive officer but may, in its discretion, invite our chief executive officer to be present during the approval of, or deliberations with respect to, compensation for our other executive officers. Our compensation committee also periodically reviews and makes recommendations to our Board of Directors regarding the compensation of our directors. Our compensation committee may form and delegate authority to one or more subcommittees as it deems appropriate from time to time.

Our compensation committee has the authority, in its sole discretion, to retain or obtain the advice of such compensation consultants, legal counsel or other advisors as it deems necessary or appropriate. During 2021 Aon Rewards Solutions - Radford (“Radford”) assisted the compensation committee by providing consulting services with regard to the compensation of our executive officers, non-executive staff and directors. Other than its engagement by the compensation committee, Radford provides no other services to the Company. The compensation committee has assessed the independence of Radford and concluded that its engagement of Radford does not raise any conflict of interest with us or any of our directors or executive officers.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee consists of Messrs. Rice (Chair) and Constantino and Drs. Johnson and Sirgo and Ms. Ventimiglia. Dr. Nissim Darvish was a member of the nominating and corporate governance committee until his resignation from the Board of Directors in February 2021, thereafter Mr. Rice was appointed to the committee and was also appointed as Chair. Mr. Constantino joined the committee in February 2021. Each of Messrs. Rice and Constantino, Drs. Johnson and Sirgo and Ms. Ventimiglia, and Dr. Darvish during his period of service on the nominating and corporate governance committee, satisfy the independence requirements of Rule 5605(a)(2) of the Nasdaq Stock Market listing rules. The nominating and corporate governance did not meet in person during 2021, but took action by written consent once during 2021.

The responsibilities of our nominating and corporate governance committee include:

•identifying and screening individuals qualified to become members of our Board of Directors;

•recommending the number of members that shall serve on our Board of Directors;

•evaluating and reviewing the qualifications and independence of existing and prospective directors;

•selecting and approving the director nominees to be submitted to a stockholder vote at our Annual Meeting of stockholders;

•developing and recommending corporate governance guidelines to our Board of Directors;

•periodically reviewing our Board of Directors’ leadership structure;

•overseeing the review by our Board of Directors, from time to time, of succession planning for senior executives;

•overseeing the evaluation of our Board of Directors and its committees; and

•performing an annual review and evaluation of the performance of our nominating and corporate governance committee and an annual review of its charter.

Our nominating and corporate governance committee identifies persons as candidates to serve on the Board of Directors and selects, or recommends that our Board select, the nominees for directorships to be filled by our Board or by our stockholders at an annual or special meeting. In evaluating the suitability of individual candidates, our nominating and corporate governance committee may take into account many factors, including, among others, personal and professional integrity, ethics and values, experience in corporate management, strong finance experience, practical and mature business judgment, experience relevant to our industry, experience as a board member or executive officer of another publicly held company, relevant academic expertise or other proficiency in an area of our operations, diversity of expertise and experience in substantive matters pertaining to our business relative to other board members and diversity of background and perspective, including, but not limited to, with respect to age, gender, ethnicity, place of residence and specialized experience. The committee charter requires the nominating and corporate governance committee to strive to include candidates with a diversity of ethnicity and gender in each pool of candidates from which Board nominees are chosen and seek diverse candidates by including in the candidate pool (among others) individuals with diverse backgrounds in terms of knowledge, experience, skills, and other characteristics. Our nominating and corporate governance committee evaluates each person in the context of our Board as a whole, with the objective of assembling a group that can best effect and perpetuate the success of our company and represent stockholder interests through the exercise of sound judgment, using its diversity of experience in these various areas.

Our nominating and corporate governance committee will consider stockholder recommendations of candidates on the same basis as it considers all other candidates. Stockholder recommendations should be submitted to us under the procedures discussed in “Stockholder Communications with the Board of Directors,” and should include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information and a description of the proposed nominee’s qualifications as a director. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

Environmental, Social and Governance

The management team and board of directors of 9 Meters are keenly aware of the importance of environmental, social and governance issues, and the Company’s need to conduct business with high standards. Our mission as an organization is to be patient-centric and develop innovative treatments to liberate patients from rare and underserved diseases through our deep understanding of GI biology.

We collectively believe that pursuing an environmental, social and governance (“ESG”) agenda serves the interests of all of our stakeholders, which includes our shareholders. Our employees, partners, and investors expect us to honor our values and take action to promote a more equitable and sustainable world for future generations.

As we further build our organization behind our pipeline of innovative products to treat rare and unmet needs in digestive diseases, we intend to strive to understand the perspectives of the diverse clients and communities we will serve, and as such, we are intensifying our efforts to drive diversity and inclusion and a culture of belonging throughout our organization. We will strive to comply with all applicable environmental laws, regulations and policies concerning environmental protection in all our business activities and in the selection of partners we choose to work with. We are committed to strengthening our local community by contributing through volunteerism and will continue, as we have been doing, to provide donations to parties we believe will support our goal in improving patient health and well-being. We are also committed to good corporate governance. All of our employees, officers and directors must conduct themselves according to the language and spirit of our Code of Conduct, and our board of directors is dedicated to providing effective corporate oversight including through oversight committees such as the nominating and governance committee and the audit committee.

Diversity, Equity and Inclusion

At 9 Meters, we are committed to diversity, equity and inclusion across all aspects of our organization, including hiring, promotion and development practices. We seek to build a diverse and inclusive workplace and have no tolerance for prejudice or racism. As of May 4, 2022, 38% of our employees were ethnically diverse individuals and 57% of our employees were female.

We are committed to ensuring our employees receive equal pay for equal work. We establish components and ranges of compensation based on market and benchmark data. Within this context, we strive to pay all employees equitably within a reasonable range, taking into consideration factors such as role, relevant experience, internal equity, job location, and individual, business unit and company performance. In addition, we are committed to providing benefits designed to allow our diverse workforce to have reward opportunities that meet their varied needs so that they are inspired to perform their best on behalf of patients and stockholders each day. We regularly review our compensation practices and analyze the equity of compensation decisions, for individual employees and our workforce as a whole. If we identify employees with pay gaps, we receive and take action to attain fidelity between our stated philosophy and actions.

Board Diversity

We are committed to fostering an environment of diversity and inclusion, including among the members of our board of directors. Therefore, while the board has not adopted a formal diversity policy, in considering director nominees, the nominating and governance committee considers candidates who represent a mix of backgrounds and a diversity of gender, race, ethnicity, age, background, professional experience and perspectives that enhance the quality of the deliberations and decisions of our board, in the context of both the perceived needs of the structure of our board and the Company’s business and structure at that point in time.

Board Diversity Matrix
Total Number of Directors	6
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	5	—	—
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	1	5	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—	—	—	—
Did Not Disclose Demographic Background	—	—	—	—

Stockholder Communications with the Board of Directors

Stockholders who wish to communicate with our Board of Directors may do so by sending written communications to our Corporate Secretary addressed as follows: 9 Meters Biopharma, Inc., Attn: Corporate Secretary, 8480 Honeycutt Road, Suite 120, Raleigh, NC 27615. The communications will be reviewed by the Corporate Secretary. Our Corporate Secretary will forward such communication to the Board or to any individual director to whom the communication is addressed unless the communication is frivolous, hostile, threatening or similarly inappropriate, in which case our Corporate Secretary shall discard the communication.

Code of Ethics and Business Conduct

We have adopted a Code of Ethics and Business Conduct that applies to our directors, officers (including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions) and other employees. Our Code of Ethics and Business Conduct is available on our website under Investors — Resources, which may be accessed by navigating to www.9meters.com/resources. We intend to post on our website and (if required) file on Form 8-K all disclosures that are required by applicable law, the rules of the SEC or the Nasdaq listing standard, concerning any amendment to, or waiver from, our Code of Ethics and Business Conduct. However, the reference to our website does not constitute incorporation by reference of the information contained on or available through our website, and you should not consider it to be a part of this Proxy Statement.

Anti-Hedging and Anti-Pledging Policies

The Company’s Insider Trading Policy prohibits our directors, officers and employees from engaging in any hedging activity in our securities or pledging any of our securities as collateral for loans or margin accounts.

EXECUTIVE OFFICERS OF THE COMPANY

For information regarding Mr. Temperato, our Chief Executive Officer, please see his biography above under "Directors."

Bethany Sensenig

Ms. Sensenig joined our Company as Chief Financial Officer in January 2022. Prior to joining the Company from March 2019 to January 2022, Ms. Sensenig was Chief Financial Officer and Head of U.S. Operations of Minovia Therapeutics, Ltd., a clinical-stage biotech company, where she played a leadership role building the company’s business and financing strategy. From April 2006 to March 2019, Ms. Sensenig held various roles at Biogen, Inc. a multinational biotechnology company, where she most recently held the position of Vice President of Finance and Commercial Operations. Earlier in her career, Ms. Sensenig held financial management and analyst roles at Merck & Co. Inc. and Nexus Technologies, Inc. Ms. Sensenig holds a Bachelor of Science in Accounting and Business Management from Montreat College, a Master of Business Administration from Western Carolina University and is a Certified Management Accountant.

EXECUTIVE COMPENSATION

This Executive Compensation section describes the material elements of our compensation program for our “named executive officers” during 2021. Our named executive officers consisted of two individuals, our principal executive officer and our principal financial officer during 2021; there were no other executive officers of the Company during 2021. Our named executive officers for 2021 were:

•Mr. Temperato, who has served as our President and Chief Executive Officer (our “CEO”) since April 2020; and
•Edward J. Sitar, who served as our Chief Financial Officer (our “Former CFO”) from June 2019 through January 2022.
Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards(2) ($)	Non-equity Incentive Plan Compensation(3) ($)	All Other Compensation ($)	Total ($)
John Temperato	2021	$537,100	$—	$—	$1,435,854	$214,840	$—	$2,187,794
President and Chief Executive Officer (4)	2020	$328,708	$—	$326,577	$1,253,588	$159,375	$—	$2,068,248

Edward J. Sitar	2021	$371,500	$—	$—	$523,489	$118,880	$—	$1,013,869
Chief Financial Officer(5)	2020	$311,000	$—	$—	$381,810	$86,400	$—	$779,210

1.The amount in the “Stock Awards” column reflects the grant date fair value of restricted stock units granted during the calendar year computed in accordance with the provisions of Accounting Standards Codification (“ASC”) 718, Compensation-Stock Compensation. The grant date fair value, which is based on the value of the underlying common stock on the date of grant, does not reflect the actual economic value that will be realized by the named executive officer upon the vesting of the restricted stock units or the sale of the common stock underlying the award.

2.The amounts in the “Option Awards” column reflect the aggregate Black-Scholes grant date fair value of stock options granted during the calendar year computed in accordance with the provisions of ASC 718, Compensation-Stock Compensation. The assumptions that were used to calculate the value of these awards are discussed in Notes 1 and 9 to the consolidated financial statements included in our Annual Report on Form 10-K. These amounts do not reflect the actual economic value that will be realized by the named executive officer upon the vesting of the stock options, the exercise of the stock options or the sale of the common stock underlying such stock options.
3.During February 2021 and 2022, the compensation committee awarded non-equity incentive plan compensation to certain executives and senior employees for the prior year’s performance. See section entitled “Employment Agreements with Our Named Executive Officers” below for further details of non-equity incentive plan compensation that may be awarded under those agreements.
4.Mr. Temperato was appointed as Chief Executive Officer effective April 30, 2020, upon closing of the RDD Merger.
5.Mr. Sitar served as Chief Financial Officer until his separation from the Company, effective January 14, 2022.
Narrative Disclosure to Summary Compensation Table
The primary elements of compensation for our named executive officers consisted of base salary, equity-based compensation awards and other compensation such as discretionary bonuses and annual non-equity incentive bonuses. Our named executive officers are also able to participate in employee benefit plans and programs that we offer to our other full-time employees on the same basis. Each of our named executive officers is (or was) compensated by us pursuant to an executive employment agreement, the terms of which are described below under “Employment Agreements with Our Named Executive Officers.”
Base Salary
The base salary payable to our named executive officers was intended to provide a fixed component of compensation that reflected the executive’s skill set, experience, role and responsibilities.
Bonus
Pursuant to their respective employment agreements, each named executive officer is eligible for an annual non-equity incentive award, based on goals established by the Board. In 2021 and 2020, the Board set goals related to various operational and financial objectives. For the year ended December 31, 2021, the Board determined that Mr. Temperato and Mr. Sitar will receive a bonus of $214,840 and $118,880, respectively, after determining that certain operational and financial objectives were met.
Equity Awards
The Company has two stock option plans in existence: the 2012 Omnibus Incentive Plan, as amended (the “Omnibus Plan”), and the Innovate 2015 Stock Incentive Plan (the “Private Innovate Plan”). We will no longer award options under the Private Innovate Plan. In addition, pursuant to the RDD Merger Agreement, we assumed previously issued option grant agreements awarded to RDD employees upon consummation of the RDD Merger on April 30, 2020. For information about stock option awards granted to our named executive officers, see the “Outstanding Equity Awards at Year-end” table below. We believe that equity grants provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and stockholders. In addition, we believe that equity grants with a time-based vesting feature promote executive retention by incentivizing executives to continue employment during the vesting period.
Health, Welfare and Additional Benefits
Each of our named executive officers was eligible to participate in our employee benefit plans and programs, including medical, dental and vision benefits, to the same extent as our other full-time employees, subject to the terms and eligibility requirements of those plans.

2021 Outstanding Equity Awards at Fiscal Year-End
The following table presents the outstanding equity awards held by our named executive officers as of December 31, 2021.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
John Temperato	246,743	(1)	—	$0.74	4/30/2025
	562,500	(2)	437,500	$0.70	4/30/2030
	109,913	(3)	200,432	$0.62	7/6/2030
	226,544	(3)	413,111	$1.07	11/27/2030
	—	(4)	650,000	$1.07	11/27/2030
	—	(5)	1,309,626	$1.81	2/4/2031

Edward J. Sitar (8)	350,000	(6)	—	$1.17	7/1/2029
	176,156	(7)	—	$0.60	4/24/2030
	70,313	(2)	54,688	$0.70	4/30/2030
	194,792	(3)	355,208	$0.62	7/6/2030
	—	(4)	225,000	$0.62	7/6/2030
	—	(5)	477,468	$1.81	2/4/2031
(1) This option was granted by RDD Pharma, Ltd. and was assumed by the Company pursuant to the RDD Merger Agreement upon consummation of the RDD Merger on April 30, 2020.
(2) This option was granted under the Omnibus Plan, and 25% of these options vested on April 30, 2020, with the remainder vesting monthly over the next 48 months.
(3) This option was granted under the Omnibus Plan, and 25% of these options will vest on July 6, 2021, with the remainder vesting monthly over the next 36 months.
(4) This option was granted under the Omnibus Plan, and began vesting upon satisfaction of certain performance criteria previously set by the Board. The Compensation Committee determined that the performance criteria was met and vesting began on January 1, 2021, with 25% vesting on January 1, 2022 and the remainder vesting over the next 36 months.
(5) This option was granted under the Omnibus Plan, and 25% of these options vest on February 4, 2022, with the remainder vesting monthly over the next 36 months.
(6) This option was granted under the Omnibus Plan, and 7.5% vested on December 31, 2019. The remainder of the options vesting was accelerated upon completion of the RDD Merger on April 30, 2020.
(7) This option was granted under the Omnibus Plan, and was fully vested on the date of grant, April 24, 2020.
(8) Mr. Sitar was serving as an independent consultant for the three months following the January 14, 2022 separation date. The material terms of Mr. Sitar’s previously granted equity awards subject to time-based vesting remained unchanged and continued to vest during the consulting period. Following the end of the consulting period, the remaining unvested equity awards previously granted to Mr. Sitar subject to time-based vesting were accelerated and became fully vested with the exercise period being extended to ten years from the issuance date.

Employment Agreements with Our Named Executive Officers

John Temperato

We entered into an executive employment agreement with Mr. Temperato, effective April 30, 2020, as amended on July 12, 2021,which included provisions with respect to, among other things, base salary. Pursuant to the executive employment agreement with Mr. Temperato, he receives an initial base salary of $450,000 per year, subject to review and adjustment by the Board from time to time. Effective January 1, 2021, Mr. Temperato’s salary was increased to $537,100. Upon execution of the employment agreement, the Board approved an option grant to Mr. Temperato to purchase 1,000,000 shares of Common Stock, which vested 25% upon grant, with the remainder vesting in 48 equal month installments, provided that Mr. Temperato remains an employee of the Company as of each such vesting date. Mr. Temperato is eligible to receive an annual non-equity incentive cash award with a target amount of 40% of his base salary, as determined by the Board in its sole discretion (and pro-rated for 2020). Mr. Temperato is also eligible to participate in the Company’s other employee benefit plans in effect from time to time on the same bases as are generally made available to other senior executive employees of the Company.

If the employment of Mr. Temperato is terminated by the Company without “Cause” or by Mr. Temperato for “Good Reason” (each as defined in the employment agreement, as amended), Mr. Temperato will be eligible to receive 12 months of his then-current salary, the prorated amount of his target year-end annual non-equity incentive award, and accelerated vesting of his unvested options and restricted stock unit awards that were scheduled to vest in the 12 months following termination. However, if such termination of employment occurs within 12 months of a “Change in Control” (as defined in the employment agreement, as amended), then Mr. Temperato will be eligible to receive 18 months of his then-current salary, the amount of his target year-end annual non-equity incentive award, and accelerated vesting of all of his unvested options and restricted stock unit awards. All separation benefits are subject to Mr. Temperato entering into and not revoking a separation agreement.

Effective November 27, 2020, the Board cancelled certain stock option awards to Mr. Temperato that were intended to be granted to Mr. Temperato on July 6, 2020 (collectively, the “Original Stock Options”) under the 2012 Plan. The purpose of the cancellation was to correct an inadvertent error that occurred when the Company included a number of shares in the Original Stock Options that exceeded the previous annual individual award limit under the 2012 Plan of 1.5 million shares of common stock. The individual award limit was increased by the Board in November 2020 to 4 million shares of Company common stock. Following the increase of the individual award limit, and in lieu of the Original Stock Options that were granted in excess of the prior individual award limit, the Board granted Mr. Temperato the following new stock awards: 639,655 shares of common stock, subject to time-based vesting, and 650,000 shares of common stock, subject to performance-based vesting, each at an exercise price of $1.07. Additionally, the Board granted Mr. Temperato 203,667 shares of restricted stock, vesting on November 25, 2021, contingent upon his continued relationship with the Company, in order to compensate him for the lost value of the Original Stock Options due to the increased exercise price of the new options. The portion of the Original Stock Options relating to 310,345 shares of common stock that were not in excess of the prior individual award limit remain in effect. Prior option grants made to Mr. Temperato in April 2020 and June 2020 also remain in effect.

Edward J. Sitar

We entered into an executive employment agreement with Mr. Sitar effective July 1, 2019. Pursuant to the executive employment agreement with Mr. Sitar, Mr. Sitar received an annual base salary of $285,000, subject to periodic increase as the Company may determine. Effective January 1, 2021, Mr. Sitar’s salary was increased to $371,500. Mr. Sitar’s employment agreement provided that Mr. Sitar would receive an initial grant of options to purchase up to 350,000 shares of the Company’s common stock, which award vest with respect to 7.5% of the shares on the six-month anniversary of July 1, 2019, 7.5% of the shares on the one-year anniversary of July 1, 2019, and the remainder of the shares in 36 equal monthly installments on the last day of each successive month thereafter. In addition to Mr. Sitar’s initial equity award, Mr. Sitar was eligible to participate in (i) any equity compensation plan or similar program established by the Company and (ii) any bonus or similar incentive plans established by the

Company that may be applicable to executives of the Company at Mr. Sitar’s level, with participation in such bonus or similar incentive plans based on a target of 30% - 50% of Mr. Sitar’s base salary. Mr. Sitar was also generally eligible to participate in employee benefit programs established by us from time to time that were applicable to our executives.

As of January 14, 2022, the Company entered into a separation and consulting agreement with Mr. Sitar, effective January 14, 2022 (the “Separation Date”). Pursuant to the separation and consulting agreement, Mr. Sitar served as an independent consultant for three months following the Separation Date (the “Consulting Period”). In connection with his separation, and following his non-revocation of a general release of claims, as provided in his employment agreement, Mr. Sitar will receive: (i) separation pay in an amount equal to 12 months of his regular base salary, minus applicable withholdings, paid in accordance with the Company’s normal payroll practices; (ii) payment of his 2021 annual bonus, as determined by the Company’s board of directors; and (iii) payment of his 2022 annual bonus prorated for his period of service prior to the Separation Date and during the Consulting Period. The material terms of Mr. Sitar’s previously granted equity awards subject to time-based vesting remained unchanged and continued to vest during the Consulting Period. Following the end of the Consulting Period, the remaining unvested equity awards previously granted to Mr. Sitar subject to time-based vesting were accelerated and became fully vested with an extension of the exercise period to ten years from the issuance date.

DIRECTOR COMPENSATION

The following table provides compensation information regarding our non-employee directors for the year ended December 31, 2021.

Name	Fees Earned or Paid in Cash (1) ($)	Option Awards (2) ($)	Total ($)
Mark Sirgo, Pharm.D.	$93,750	$75,640	$169,390
Michael Constantino	$57,500	$75,640	$133,140
Lorin K. Johnson, Ph.D.	$58,750	$75,640	$134,390
Michael Rice (3)	$35,000	$153,354	$188,354
Samantha Ventimiglia (4)	$3,438	$117,601	$121,039
Nissim Darvish, M.D., Ph.D. (5)	$13,125	$—	$13,125
Sandeep Laumas, M.D. (6)	$24,151	$—	$24,151

(1)Fees earned or paid in cash reflect the non-employee director compensation earned or paid in cash during the year ended December 31, 2021.
(2)The amounts in the “Option Awards” column reflect the aggregate Black-Scholes grant date fair value of stock options granted during the calendar year computed in accordance with the provisions of ASC 718, Compensation-Stock Compensation. The assumptions that were used to calculate the value of these awards are discussed in Notes 1 and 9 to the consolidated financial statements included in our Annual Report on Form 10-K. These amounts do not reflect the actual economic value that will be realized by the directors upon the vesting of the stock options, the exercise of the stock options or the sale of the common stock underlying such stock options.
(3)Mr. Rice was appointed to the Board of Directors on February 12, 2021.
(4)Ms. Ventimiglia was appointed to the Board of Directors on October 1, 2021.
(5)Dr. Darvish resigned effective as of February 12, 2021.
(6)Dr. Laumas served as a director until the 2021 Annual Meeting of Stockholders on June 22, 2021.

The table below shows the aggregate number of option awards (vested and unvested) held as of December 31, 2021 by each of our non-employee directors who was serving as of that date.

Name	Aggregate Options Outstanding as of December 31, 2021
Mark Sirgo, Pharm.D.	486,743
Michael Constantino	240,000
Lorin K. Johnson, Ph.D.	616,492
Michael Rice	150,000
Samantha Ventimiglia	150,000

Non-Employee Director Compensation Policy

As of May 1, 2020, our non-employee directors receive the following annual retainers, to be paid quarterly:

Position	Retainer
Board member	$37,500
Chairman of the Board	35,000
Audit Committee Chair	15,000
Audit Committee member	7,500
Compensation Committee Chair	10,000
Compensation Committee member	7,500
Nominating and Corporate Governance Chair	7,500
Nominating and Corporate Governance member	3,750

Under the policy, each non-employee director who is initially elected or appointed to the Board on any date other than the date of the Annual Meeting will automatically be granted options to purchase 150,000 shares of our common stock. The initial equity awards will vest monthly over a period of three years, subject to continued service on our Board. In addition, each non-employee director who serves on the Board as of the date of any Annual Meeting will automatically be granted an option on the date of such Annual Meeting, with the number of options and vesting period to be determined by the Compensation Committee.

Directors may be reimbursed for travel, food, lodging and other expenses directly related to their service as directors. Directors are also entitled to the protection provided by their indemnification agreements and the indemnification provisions in our certificate of incorporation and bylaws.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table and the related notes present information on the beneficial ownership of shares of our common stock as of May 4, 2022 (except where otherwise indicated) by:

•each person, or group of affiliated persons, who are known by us to beneficially own more than 5% of the outstanding shares of our capital stock;
•each of our directors;
•each of our named executive officers; and
•all of our current directors and executive officers as a group.

Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to the securities. Shares of common stock that may be acquired by an individual or group within 60 days of May 4, 2022, pursuant to the exercise of options or warrants, are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

Except as indicated in the footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them, based on information provided to us by such stockholders. Unless otherwise indicated, the address for each stockholder listed is: c/o 9 Meters Biopharma, Inc., 8480 Honeycutt Road, Suite 120, Raleigh, NC 27615.

Name and Address of Beneficial Owner	Shares Beneficially Owned	Percent of Outstanding(1)
Principal Stockholders:
OrbiMed Advisors, LLC (2)	15,384,418	5.9%
Adage Capital Management, L.P. (3)	15,000,000	5.8%
BlackRock, Inc. (4)	14,164,801	5.5%
Directors and Named Executive Officers:
John Temperato (5)	3,326,214	1.3%
Edward J. Sitar (6)	2,165,762	*
Bethany Sensenig	—	*
Mark Sirgo, Pharm.D. (7)	1,884,667	*
Lorin K. Johnson, Ph.D. (8)	662,759	*
Michael Constantino (9)	168,775	*
Michael Rice (10)	58,333	*
Samantha Ventimiglia (11)	29,167	*
All directors and executive officers as a group (7 persons) (12)	6,408,330	2.5%

* Represents beneficial ownership of less than 1% of the shares of common stock outstanding

(1)	The percentage of beneficial ownership is based on 258,235,418 shares of common stock outstanding as of May 4, 2022.

(2)	Based solely on Company records and a Schedule 13D/A filed with the SEC on June 28, 2021 by OrbiMed Israel BioFund GP Limited Partnership and OrbiMed Israel GP Ltd. Consists of (i) 10,697,918 shares of common stock and (ii) warrants to purchase up to 4,686,500 shares of common stock. The managing member of Orbimed Advisors, LLC is a former director of the Company, Nissim Darvish. The address for Orbimed Advisors, LLC is 89 Medinat Ha Yehudim St. Israel 4676672 P.O. Box.

(3)	Based solely on a Schedule 13G/A filed with the SEC on February 10, 2022 by Adage Capital Partners, L.P. Consists of 15,000,000 shares of common stock held directly by Adage Capital Partners, L.P. The address for Adage Capital Partners, L.P. is 200 Clarendon Street, 52nd Floor, Boston, Massachusetts 02116.

(4)	Based solely on a Schedule 13G filed with the SEC on February 4, 2022 by BlackRock, Inc. BlackRock, Inc. reported in its Schedule 13G/A that it has sole voting power over 14,087,913 shares, sole dispositive power over 14,164,801 shares and no shared voting power or shared dispositive power over any shares. The address for BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(5)	Consists of (i) 1,252,522 shares of common stock held by Mr. Temperato, (ii) options to purchase 2,006,302 shares of common stock held by Mr. Temperato that are exercisable within 60 days of May 4, 2022, and (iii) warrants to purchase up to 271,400 shares of common stock.

(6)	Consists of (i) 194,338 shares of common stock held by Mr. Sitar, (ii) options to purchase 1,903,624 shares of common stock held by Mr. Sitar that are exercisable within 60 days of May 4, 2022, and (iii) warrants to purchase up to 67,800 shares of common stock.

(7)	Consists of (i) 1,279,044.55 shares of common stock held by Dr. Sirgo, (ii) 21,485 shares of common stock held by Dr. Sirgo’s spouse; (iii) options to purchase 376,743 shares of common stock exercisable within 60 days of May 4, 2022, and (iv) warrants to purchase up to 254,400 shares of common stock.

(8)	Consists of (i) 84,800 shares of common stock held by Dr. Johnson, (ii) options to purchase 502,325 shares of common stock that are exercisable within 60 days of May 4, 2022, and (iii) warrants to purchase up to 84,800 shares of common stock.

(9)	Consists of (i) 44,508.74 shares of common stock held by Mr. Constantino and (ii) options to purchase 125,833 shares of common stock that are exercisable within 60 days of May 4, 2022.

(10)	Consists of options to purchase 66,667 shares of common stock that are exercisable within 60 days of May 4, 2022.

(11)	Consists of options to purchase 37,500 shares of common stock that are exercisable within 60 days of May 4, 2022.

(12)	Consists of (i) 2,682,360.29 shares of common stock, (ii) options to purchase 3,115,370 held by the Company’s current directors and executive officers that are exercisable within 60 days of May 4, 2022, and (iii) warrants to purchase up to 610,600 shares of common stock.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Person Transaction Policy and Procedures

The Board has adopted a written related person transaction policy setting forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, in which the amount involved exceeds $120,000 in any fiscal year and a related person had, has or will have a direct or indirect material interest, including without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. In reviewing and approving any such transactions, our audit committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction and the extent of the related person’s interest in the transaction. Notwithstanding anything therein to the contrary, the policy is to be interpreted only in such a manner as to comply with Item 404 of Regulation S-K.

Certain Related Person Transactions

Described below is each transaction occurring since January 1, 2020, and any currently proposed transaction to which we were or are to be a participant, respectively, and in which:

•The amounts involved exceeded or will exceed the lesser of (a) $120,000 or (b) 1% of the average of our total assets at year-end for the last two completed fiscal years; and

•Any person (i) who since January 1, 2020 served as a director or executive officer of the Company or any member of such person’s immediate family that had or will have a direct or indirect material interest, other than compensation, termination and change of control arrangements that are described under the section titled “Executive Compensation” or (ii) who, at the time when a transaction in which such person had a direct or indirect material interest occurred or existed, was a beneficial owner of more than 5% of our outstanding common stock or any member of such person’s immediate family.

Each of these transactions was approved pursuant to our related transaction policy.

Equity Financing:

On May 4, 2020, we closed the RDD Merger Financing and sold an aggregate of (i) 382,779 shares of Series A Preferred Stock, par value $0.0001 per share, which converted into 38,277,900 shares of common stock on June 30, 2020, upon receipt of approval by our stockholders, and (ii) Preferred Warrants to purchase up to 382,779 shares of Series A Preferred Stock, which following the Automatic Conversion became exercisable for 38,277,900 shares of common stock. Our Chief Executive Officer, Chief Financial Officer and members of our Board (collectively referred to as the “9 Meters Purchasers”), purchased an aggregate of 7,507,300 shares of common stock in the offering at the public offering price and on the same terms as the other purchasers in the offering. The underwriters received the same underwriting discount on the shares purchased by the 9 Meters Purchasers. The aggregate purchase price of the common stock units issued to the 9 Meters Purchasers was approximately $4.4 million.

Pursuant to the underwriting agreement in connection with the December 2020 Offering, we issued an aggregate of 53,076,924 shares of common stock at a price of $0.65 per share. Of the shares issued in the December 2020 Offering, our Chief Executive Officer, Chief Financial Officer and Chairman of the Board of Directors purchased an aggregate of 446,153 shares of common stock in this offering at the public offering price and on the same terms as the other purchasers in the offering. The underwriters received the same underwriting discount on the shares purchased by our Chief Executive Officer, Chief Financial Officer and Chairman of the Board of Directors. The aggregate purchase price of the common stock shares issued to our Chief Executive Officer, Chief Financial Officer and Chairman of the Board of Directors was $290,000.

Pursuant to the underwriting agreement in connection with the April 2021 Offering, the Company issued an aggregate of 34,500,000 shares of common stock at a price of $1.00 per share. Of the shares issued in the April 2021 Offering, the Company’s Chief Executive Officer, Chief Financial Officer and Chairman of the Board of Directors purchased an aggregate of 450,000 shares at the public offering price and on the same terms as the other purchasers in the April 2021 Offering. The underwriters received the same underwriting discount on the shares purchased by the Company’s Chief Executive Officer, Chief Financial Officer and Chairman of the Board of Directors as the other shares sold in the offering. The aggregate purchase price of the common stock shares issued to the Company’s Chief Executive Officer, Chief Financial Officer and Chairman of the Board was $450,000.

Agreement with LifeSci Advisors

Michael Rice, a member of our Board since March 2021, is a Founding Partner of LifeSci Advisors, LLC and LifeSci Communications, LLC. Prior to his becoming a director, on April 1, 2020 we entered into a master services agreement with both LifeSci Advisors, LLC and LifeSci Communications, LLC, to provide investor relations and public relations services, respectively. During the year ended December 31, 2021, we incurred expenses of approximately $0.3 million with LifeSci Advisors, LLC and $0.3 million with LifeSci Communications, LLC. During the year ended December 31, 2020, we incurred expenses of approximately $0.1 million with LifeSci Advisors, LLC and approximately $0.1 million in expenses with LifeSci Communications, LLC.

STOCKHOLDER PROPOSALS

Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in the proxy statement for consideration at our next Annual Meeting of stockholders. To be eligible for inclusion in the 2023 proxy statement, your proposal must be received by us no later than January 13, 2023 and must otherwise comply with Rule 14a-8. While our Board of Directors will consider stockholder proposals, we reserve the right to omit from the proxy statement stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8.

Management’s proxy holders for the 2023 Annual Meeting of stockholders will have discretion to vote proxies given to them on any stockholder proposal of which we do not have notice prior to March 29, 2023.

Under our Bylaws, in order to nominate a director or bring any other business before the stockholders at the 2023 Annual Meeting of Stockholders that will not be included in our proxy statement, you must notify us in writing, and such notice must be received by us no earlier than 90 days and no later than 120 days before the date of the 2023 Annual Meeting. Assuming the 2023 Annual Meeting were held on June 22, 2023, such notice would have to be received by us no earlier than February 22, 2023 and no later than March 24, 2023. If the date of the 2023 Annual Meeting is more than 30 days before or more than 60 days after June 22, 2023, then the notice must be delivered not earlier than 120 days before such date for the 2023 Annual Meeting and not later than the later of (i) 90 days before such date for the 2023 Annual Meeting or (ii) 10 days after the day on which we provided public disclosure of the date of the 2023 Annual Meeting.

For proposals not made in accordance with Rule 14a-8, you must comply with specific procedures set forth in our Bylaws and the nomination or proposal must contain the specific information required by our Bylaws. You may write to our Corporate Secretary at 9 Meters Biopharma, Inc., Attn: Corporate Secretary, 8480 Honeycutt Road, Suite 120, Raleigh, NC 27615, to deliver the notices discussed above and to request a copy of the relevant Bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates pursuant to the Bylaws.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single set of proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

A number of brokers with account holders who are 9 Meters stockholders will be householding the Company’s proxy materials. A single set of proxy materials will be delivered to multiple stockholders sharing an address, unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate set of proxy materials, please notify us or your broker. We will deliver promptly upon written or oral request a separate copy of the proxy materials. Direct your written request to our Corporate Secretary at 9 Meters Biopharma. Inc. Attn: Corporate Secretary, 8480 Honeycutt Road, Suite 120, Raleigh, NC 27615, or at (919) 275-1933. Stockholders who currently receive multiple copies of the proxy materials at their addresses and would like to request householding of their communications should contact their brokers.

ANNUAL REPORT ON FORM 10-K

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 as filed with the SEC is accessible free of charge under the Investors - Stock & Finance section of our website at www.9meters.com. The Annual Report on Form 10-K contains audited consolidated balance sheets of the Company as of December 31, 2021 and 2020, and the related consolidated statements of operations and comprehensive loss, changes in stockholders’ equity (deficit) and cash flows for each of the two years in the period ended December 31, 2021. You can request a copy of our Annual Report on Form 10-K free of charge by e-mail at investor-relations@9meters.com, by mail addressed to 9 Meters Biopharma, Inc., Attn: Investor Relations, 8480 Honeycutt Road, Suite 120, Raleigh, NC 27615, or by telephone at (919) 275-1933. Please include your contact information with the request.

REQUESTS FOR DIRECTIONS TO THE ANNUAL MEETING OF STOCKHOLDERS

The Annual Meeting will be held on June 22, 2022, at 9 a.m. Eastern Time at the Renaissance Raleigh North Hills Hotel, 4100 Main at North Hills Street, Raleigh, NC 27609. Requests for directions to the meeting location may be directed to 9 Meters Biopharma. Inc., Attn: Corporate Secretary, 8480 Honeycutt Road, Suite 120, Raleigh, NC 27615.

OTHER MATTERS

We do not know of any additional matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as our Board of Directors recommends.

THE BOARD OF DIRECTORS
Dated: May 11, 2022

ANNEX A

CERTIFICATE OF AMENDMENT TO THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED
OF 9 METERS BIOPHARMA, INC.

(Pursuant to Section 242 of the
General Corporation Law of the State of Delaware)

9 Meters Biopharma, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

The Board of Directors of the Corporation duly adopted a resolution in accordance with Section 242 of the General Corporation Law of the State of Delaware, setting forth an amendment to the Amended and Restated Certificate of Incorporation of the Corporation, as amended (the “Amendment”) and declaring said Amendment to be advisable. The stockholders of the Corporation duly approved said proposed Amendment at the Annual Meeting of Stockholders of the Corporation held on [•] in accordance with Section 242 of the General Corporation Law of the State of Delaware. The resolution setting forth the Amendment is as follows:

In order to effect the Amendment, the FIFTH ARTICLE of the Amended and Restated Certificate of Incorporation of the Corporation, as amended, is hereby amended to add the following paragraphs after the fourth paragraph of the FIFTH ARTICLE:

“The issued and outstanding Common Stock of the corporation, $0.0001 par value, shall, at 5:00 p.m., Eastern Standard Time, on [•], 202[•] (the “202•] Effective Time”), be deemed to be “reverse stock split,” and in furtherance thereof, there shall, after the 202[•] Effective Time, be deemed to be issued and outstanding one (1) share of the Common Stock of the Corporation for and instead of each [•] ([•]) shares of the Common Stock of the Corporation issued and outstanding immediately prior to the 202[•] Effective Time. Shares of Common Stock that were outstanding prior to the 202[•] Effective Time and that are not outstanding after the 202[•] Effective Time shall resume the status of authorized but unissued shares of Common Stock. To the extent that any stockholder shall be deemed after the 202[•] Effective Time as a result of this Amendment to own a fractional share of Common Stock, such fractional share shall be deemed to be one whole share.

The reverse stock split shall occur without any further action on the part of the Corporation or the holders of shares of common stock and whether or not certificates representing such holders’ shares prior to the Reverse Split are surrendered for cancellation. Each stock certificate that, immediately prior to the 202[•] Effective Time, represented shares of Common Stock shall, after the 202[•] Effective Time, represent that number of whole shares of Common Stock into which the shares of Common Stock represented by such certificate shall have been reclassified (as well as the right to receive a whole share in lieu of any fractional shares of Common Stock as set forth above); provided, however, that each holder of record of a certificate that represented shares of Common Stock prior to the 202[•] Effective Time shall receive, upon surrender of such certificate, a new certificate representing the number of whole shares of Common Stock into which the shares of Common Stock represented by such certificate shall have been reclassified, as well as any whole share in lieu of fractional shares of Common Stock to which such holder may be entitled pursuant to the immediately preceding paragraph.”

SECOND: Except as expressly amended herein, all provisions of the Amended and Restated Certificate of Incorporation of the Corporation filed with the Office of the Secretary of State of the State of Delaware on December 5, 2018, and amended on May 1, 2020 and June 22, 2021, shall remain in full force and effect.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the Corporation’s number of shares of authorized capital stock of all classes, and the par value thereof, shall not be changed or affected under or by reason of said amendment.

FIFTH: That said amendment shall be effective at 5:00 p.m., Eastern Standard Time, on [•], 202[•].

IN WITNESS WHEREOF, the undersigned, being a duly authorized officer of the Corporation, does hereby execute this Certificate of Amendment to the Amended and Restated Certificate of Incorporation, as amended, this [•] day of [•], 202[•].

9 METERS BIOPHARMA, INC.

By: _________________________________________
Name:
Title:

ANNEX B
9 METERS BIOPHARMA, INC.
2022 STOCK INCENTIVE PLAN

2022 Stock Incentive Plan Approved by
the Board and Stockholders on May 4, 2022 and [●], 2022, respectively

1. Purposes of the Plan. The purposes of this Plan are to attract and retain the best available personnel to serve as Employees, Directors or Consultants; to provide additional incentives to Employees, Directors and Consultants to contribute to the successful performance of the Company and any Related Entity; to promote the growth of the market value of the Company’s Common Stock; to align the interests of Participants with those of the Company’s stockholders; and to promote the success of the Company’s business.

2. Definitions. The following definitions will apply as used herein and in all individual Award Agreements except as a term may be otherwise defined in an individual Award Agreement. In the event a term is separately defined in an individual Award Agreement, such definition will supersede the definition contained in this Section 2.

(a) “Administrator” means the Plan Administrator as described in Section 4.

(b) “Applicable Laws” means the legal requirements relating to the Plan and the Awards under applicable provisions of federal and state securities laws, the corporate laws of Delaware, and, to the extent other than Delaware, the corporate law of the state of the Company’s incorporation, the Code, the rules of any applicable stock exchange or national market system, and the rules of any non-U.S. jurisdiction applicable to Awards granted to residents therein.

(c) “Assumed” means, with respect to an Award, that pursuant to a Corporate Transaction either (i) the Award is expressly affirmed as continuing in effect by the Company, or (ii) the contractual obligations represented by the Award are expressly assumed (and not simply by operation of law) by the successor entity or its Parent in connection with the Corporate Transaction with appropriate adjustments to the number and type of securities of the successor entity or its Parent subject to the Award and the exercise or purchase price thereof which at least preserves the compensation element of the Award existing at the time of the Corporate Transaction as determined in accordance with the instruments evidencing the agreement to assume the Award.

(d) “Award” means the grant of an Option, Stock Appreciation Right, Dividend Equivalent Right, Restricted Stock, Restricted Stock Unit, or other right or benefit under the Plan.

(e) “Award Agreement” means the written agreement evidencing the grant of an Award executed by the Company and the Participant, including any amendments thereto.

(f) “Board” means the Board of Directors of the Company.

(g) “Cause” means, with respect to the termination by the Company or a Related Entity of a Participant’s Continuous Service:

(i) that such termination is for “Cause” as such term (or word of like import) is expressly defined in a then-effective written employment agreement, consulting agreement, service agreement or other similar agreement between the Participant and the Company or such Related Entity, provided, however, that with regard to any agreement that defines “Cause” on the occurrence of or in connection with a Corporate Transaction, such definition of “Cause” will not apply until a Corporate Transaction actually occurs; or

(ii) in the absence of such then-effective written agreement and definition, is based on, in the determination of the Administrator: (A) the Participant’s performance of any act, or failure to perform any act, in bad faith and to the detriment of the Company or a Related Entity; (B) the Participant’s dishonesty, intentional misconduct or material breach of any agreement with the Company or a Related Entity; (C) the Participant’s material breach of any noncompetition, confidentiality or similar agreement with the Company or a Related Entity, as determined under such agreement; (D) the Participant’s commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person; (E) if the Participant is an Employee or Consultant, the Participant’s engaging in acts or omissions constituting gross negligence, misconduct or a willful violation of a

Company or a Related Entity policy which is or is reasonably expected to be materially injurious to the Company and/or a Related Entity; or (F) if the Participant is an Employee, the Participant’s failure to follow the reasonable instructions of the Board or such Participant’s direct supervisor, which failure, if curable, is not cured within 10 days after notice to such Participant or, if cured, recurs within 180 days.

(h) “Code” means the Internal Revenue Code of 1986, as amended, or any successor statute.

(i) “Committee” means the Compensation Committee of the Board or another committee appointed by the Board to administer the Plan in accordance with Section 4(a) below.

(j) “Common Stock” means the Company’s voting common stock, $0.0001 par value per share.

(k) “Company” means 9 Meters Biopharma, Inc., a Delaware corporation, or any successor entity that adopts the Plan in connection with a Corporate Transaction.

(l) “Consultant” means any person (other than an Employee or a Director, solely with respect to rendering services in such person’s capacity as a Director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

(m) “Continuous Service” means that the provision of services to the Company or a Related Entity in any capacity of Employee, Director or Consultant is not interrupted or terminated. In jurisdictions requiring notice in advance of an effective termination as an Employee, Director or Consultant, Continuous Service will be deemed terminated upon the actual cessation of providing services to the Company or a Related Entity notwithstanding any required notice period that must be fulfilled before a termination as an Employee, Director or Consultant can be effective under Applicable Laws. A Participant’s Continuous Service will be deemed to have terminated either upon an actual termination of Continuous Service or upon the entity for which the Participant provides services ceasing to be a Related Entity. Continuous Service will not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entity, or any successor in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director or Consultant (except as otherwise provided in the Award Agreement). An approved leave of absence for purposes of this Plan will include sick leave, military leave, or any other authorized personal leave, so long as the Company or Related Entity has a reasonable expectation that the individual will return to provide services for the Company or Related Entity, and provided further that the leave does not exceed six months, unless the individual has a statutory or contractual right to re-employment following a longer leave. For purposes of each Incentive Stock Option granted under the Plan, if such leave exceeds three months, and reemployment upon expiration of such leave is not guaranteed by statute or contract, then the Incentive Stock Option will be treated as a Non-statutory Stock Option beginning on the day three months and one day following the expiration of such three month period.

(n) “Corporate Transaction” means any of the following transactions, provided, however, that the Administrator will determine under parts (ii), (iii) and (iv) whether multiple transactions are related, and its determination will be final, binding and conclusive:

(i) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

(ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company in one or a series of related transactions;

(iii) any reverse merger or series of related transactions culminating in a reverse merger (including, but not limited to, a tender offer followed by a reverse merger) in which the Company is the surviving entity but (A) the Shares outstanding immediately prior to such merger are converted or exchanged by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (B) in which securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger or the initial transaction culminating in such merger; or

(iv) acquisition in a single or series of related transactions by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities; or

(v) the complete liquidation or dissolution of the Company.

(o) “Data” has the meaning set forth in Section 21 of this Plan.

(p) “Director” means a member of the Board or the board of directors of any Related Entity.

(q) “Disability” means a “disability” (or word of like import) as defined under the long-term disability policy of the Company or the Related Entity to which the Participant provides services regardless of whether the Participant is covered by such policy. If the Company or the Related Entity to which the Participant provides service does not have a long-term disability plan in place, “Disability” means that a Participant is unable to carry out the responsibilities and functions of the position held by the Participant by reason of any medically determinable physical or mental impairment for a period of not less than 90 consecutive days. A Participant will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Administrator.

(r) “Disqualifying Disposition” means any disposition (including any sale) of Common Stock received upon exercise of an Incentive Stock Option before either (i) two years after the date the Employee was granted the Incentive Stock Option, or (ii) one year after the date the Employee acquired Common Stock by exercising the Incentive Stock Option. If the Employee has died before such stock is sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.

(s) “Dividend Equivalent Right” means a right entitling the Participant to compensation measured by dividends paid with respect to Common Stock.

(t) “Effective Date” has the meaning set forth in Section 15 below.

(u) “Employee” means any person, including an Officer or Director, who is in the employ of the Company or any Related Entity, subject to the control and direction of the Company or any Related Entity as to both the work to be performed and the manner and method of performance. The payment of a director’s fee by the Company or a Related Entity to an individual will not be sufficient to make such individual an “Employee” of the Company or a Related Entity.

(v) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(w) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows.

(i) If the Common Stock is listed on one or more established stock exchanges or national market systems, including without limitation The NASDAQ Global Select Market, The NASDAQ Global Market, or The NASDAQ Capital Market of The NASDAQ Stock Market LLC, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the Common Stock is listed (as determined by the Administrator) on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted on an automated quotation system (including the OTC markets and systems maintained by OTC Markets Group Inc.) or by a recognized securities dealer, its Fair Market Value will be the closing sales price for such stock as quoted on such system or by such securities dealer on the date of determination, but if selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii) In the absence of an established market for the Common Stock of the type described in (i) and (ii), above, the Fair Market Value thereof will be determined by the Administrator in good faith by application of a reasonable valuation method consistently applied and taking into consideration all available information material to the value of the Company in a manner in compliance with Section 409A, or in the case of an Incentive Stock Option, in a manner in compliance with Section 422 of the Code.

(x) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(y) “Non-statutory Stock Option” means an Option that either (i) is not intended to qualify as an Incentive Stock Option, or (ii) fails to qualify as an Incentive Stock Option.

(z) “Officer” means a person who is an officer of the Company or a Related Entity within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(aa) “Option” means an option to purchase one or more Shares pursuant to an Award Agreement granted under the Plan.

(bb) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(cc) “Participant” means the holder of an outstanding Award.

(dd) “Performance Award” means an Award under the Plan in which the vesting or other realization of the Award by a Participant is subject to the achievement of certain performance criteria over the course of a Performance Period, all as determined by the Administrator in accordance with Section 8 below.

(ee) “Performance Period” means the time period established by the Administrator during which specified performance criteria must be met in connection with a Performance Award as described in Section 8 below.

(ff) “Plan” means this 9 Meters Biopharma, Inc. 2022 Stock Incentive Plan, as the same may be amended from time to time.

(gg) “Post-Termination Exercise Period” means the period specified in the Award Agreement of not less than 30 days commencing on the date of termination (other than termination by the Company or any Related Entity for Cause) of the Participant’s Continuous Service, or such longer period as may be applicable upon death or Disability.

(hh) “Prior Plan” means the Company’s 2012 Omnibus Incentive Plan, as amended. Although no new awards may be granted under the Prior Plan as of its expiration on April 30, 2022, awards issued under the Prior Plan that are outstanding as of the Effective Date will remain in effect subject to the terms and conditions of the Prior Plan and the applicable award agreements.

(ii) “Related Entity” means any Parent or Subsidiary of the Company.

(jj) “Restricted Stock” means Shares issued under the Plan to the Participant for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions, and other terms and conditions as established by the Administrator.

(kk) “Restricted Stock Units” means an Award which may be earned in whole or in part upon the passage of time or the attainment of performance criteria established by the Administrator and which may be settled for cash, Shares or other securities or a combination of cash, Shares or other securities as established by the Administrator.

(ll) “Rule 16b-3” means Rule 16b-3 promulgated by the Securities and Exchange Commission pursuant to the Exchange Act, as such rule may be amended from time to time, and includes any successor provisions thereto.

(mm) “Stock Appreciation Right” means an Award entitling the Participant to Shares or cash compensation, as established by the Administrator, measured by appreciation in the value of Common Stock.

(nn) “Section 409A” means Section 409A of the Code, the Treasury Regulations and other guidance issued thereunder by the United States Department of the Treasury (whether issued before or after the Effective Date), and all state laws of similar effect.

(oo) “Share” means a share of the Common Stock.

(pp) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

(qq) “Tax Obligations” means all federal, state, local, and foreign income tax, social insurance, payroll tax, fringe benefits tax, or other tax-related liabilities related to a Participant’s participation in the Plan and the receipt of any benefits hereunder, as determined under the Applicable Laws.

3. Stock Subject to the Plan.

(a) Subject to adjustment as described in Section 13 below, the maximum aggregate number of Shares which may be issued pursuant to all Awards is the sum of (i) 12,000,000 Shares and (ii) the number of Shares underlying any award granted under the Prior Plan that expires, terminates, or is canceled or forfeited under the terms of the Prior Plan without such Shares having been issued. The Shares may be authorized, but unissued, or reacquired Common Stock.

(b) Subject to adjustment in accordance with Section 13, no more than 12,000,000 Shares may be issued in the aggregate pursuant to the exercise of Incentive Stock Options.

(c) Any Shares covered by an Award (or portion of an Award) which is forfeited, canceled or expires (whether voluntarily or involuntarily) will be deemed not to have been issued for purposes of determining the maximum aggregate number of Shares which may be issued under the Plan, except that the maximum aggregate number of Shares which may be issued pursuant to the exercise of Incentive Stock Options will not exceed the number specified in Section 3(b). Shares that actually have been issued under the Plan pursuant to an Award will not be returned to the Plan and will not become available for future issuance under the Plan, except that if unvested Shares are forfeited or repurchased by the Company, such Shares will become available for future grant under the Plan.

(d) In the event any Option or other Award granted under the Plan is exercised through the tendering of Shares (either actually or through attestation), or in the event tax withholding obligations are satisfied by tendering or withholding Shares, any Shares so tendered or withheld will not again be available for Awards under the Plan. To the extent that cash is delivered in lieu of Shares upon the exercise of a Stock Appreciation Right pursuant to Section 6(l), the Company will be deemed, for purposes of applying the limitation on the number of shares, to have issued the total number of Shares which were otherwise issuable upon such exercise, notwithstanding that cash was issued in lieu of such Shares. Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options will not be available for Awards under the Plan.

(e) During the term of the Plan, the Company will at all times reserve and keep available a sufficient number of Shares to satisfy the requirements of the Plan.

4. Administration of the Plan.

(a) Plan Administrator.

(i) Administration with Respect to Directors and Officers. With respect to grants of Awards to Directors or Employees who are also Officers or Directors of the Company, the Plan will be administered by (A) the Board or (B) a Committee designated by the Board, which Committee will be constituted in such a manner as to satisfy the Applicable Laws and to permit such grants and related transactions under the Plan to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b‑3. Once appointed, such Committee will continue to serve in its designated capacity until otherwise directed by the Board.

(ii) Administration With Respect to Consultants and Other Employees. With respect to grants of Awards to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan will be administered by (A) the Board or (B) a Committee designated by the Board, which Committee will be constituted in such a manner as to satisfy the Applicable Laws and may or may not be composed of members of the Board. Once appointed, such Committee will continue to serve in its designated capacity until otherwise directed by the Board.

(b) Multiple Administrative Bodies. The Plan may be administered by different bodies with respect to Directors, Officers, Consultants, and Employees who are neither Directors nor Officers.

(c) Powers of the Administrator. Subject to the Applicable Laws, the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

(i) to select the Employees, Directors and Consultants to whom Awards may be granted from time to time hereunder;

(ii) to determine whether and to what extent Awards are granted hereunder;

(iii) to determine the number of Shares or the amount of other consideration to be covered by each Award granted hereunder;

(iv) determine the vesting schedule (if any) applicable to all Awards under the Plan;

(v) to determine the type, terms and conditions of any Award granted hereunder;

(vi) to accelerate vesting on any Award or to waive any forfeiture restrictions applicable thereto or to waive any other limitation or restriction with respect to an Award;

(vii) to approve forms of Award Agreements for use under the Plan;

(viii) to establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable non-U.S. jurisdictions and to afford Participants favorable treatment under such rules or laws; provided, however, that no Award will be granted under any such additional terms, conditions, rules or procedures with terms or conditions which are inconsistent with the provisions of the Plan;

(ix) to amend the terms of any outstanding Award granted under the Plan, provided that any amendment that would materially adversely affect the Participant’s rights under an outstanding Award will not be made without the Participant’s written consent; provided, however, that an amendment or modification that may cause an Incentive Stock Option to become a Non-statutory Stock Option will not be treated as adversely affecting the rights of the Participant;

(x) to construe and interpret the terms of the Plan and Awards, including without limitation, any notice of Award or Award Agreement, granted pursuant to the Plan;

(xi) to make other determinations as provided in this Plan; and

(xii) to take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate.

The express grant in the Plan of any specific power to the Administrator will not be construed as limiting any power or authority of the Administrator; provided that the Administrator may not exercise any right or power reserved to the Board. Any decision made, or action taken, by the Administrator or in connection with the administration of this Plan will be final, conclusive and binding on all persons having an interest in the Plan.

(d) Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or as Officers or Employees of the Company or a Related Entity, members of the Board and any Officers or Employees of the Company or a Related Entity to whom authority to act for the Board, the Administrator or the Company is delegated will be defended and indemnified by the Company to the extent permitted by law on an after-tax basis against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any claim, investigation, action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any Award granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by the Company) or paid by them in satisfaction of a judgment in any such claim, investigation, action, suit or proceeding, except in relation to such liabilities, costs, and expenses as may arise out of, or result from, the bad faith, gross negligence, willful misconduct, or criminal acts of such persons; provided, however, that within 30 days after the institution of such claim, investigation, action, suit or proceeding, such person will offer to the Company, in writing, the opportunity at the Company’s expense to defend the same.

5. Eligibility. Awards other than Incentive Stock Options may be granted to Employees, Directors, and Consultants of the Company or any Related Entity. Incentive Stock Options may be granted only to Employees of the Company or a Related Entity. An Employee, Director, or Consultant who has been granted an Award may, if otherwise eligible, be granted additional Awards. Awards may be granted to such Employees, Directors, or Consultants who are residing in non-U.S. jurisdictions as the Administrator may determine from time to time.

6. Terms and Conditions of Awards.

(a) Types of Awards. The Administrator is authorized under the Plan to award any type of arrangement to an Employee, Director or Consultant that is not inconsistent with the provisions of the Plan and that by its terms involves or might involve the issuance of (i) Shares, (ii) cash or (iii) an Option, a Stock Appreciation Right, or similar right with a fixed or variable price related to the Fair Market Value of the Shares and with an exercise or conversion privilege related to the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions. Such Awards include, without limitation, Options, Stock Appreciation Rights, sales or bonuses of Restricted Stock, Restricted Stock Units, Performance Awards, and Dividend Equivalent Rights. An Award may consist of one such security or benefit, or two or more of them in any combination or alternative.

(b) Designation of Award. Each Award will be evidenced by an Award Agreement in form and substance satisfactory to the Administrator. The type of each Award will be designated in the Award Agreement. In the case of an Option, the Option will be designated as either an Incentive Stock Option or a Non-statutory Stock Option. However, notwithstanding such designation, any portion of an Option designated as an Incentive Stock Option that exceeds the $100,000 limitation of Section 422(d) of the Code will be treated as a Non-statutory Stock Option. The $100,000 limitation of Section 422(d) of the Code is calculated based on the aggregate Fair Market Value of the Shares subject to Options designated as Incentive Stock Options which become exercisable for the first time by a Participant during any calendar year (under all plans of the Company or any Related Entity). For purposes of this calculation, Incentive Stock Options will be taken into account in the order in which they were granted, and the Fair Market Value of the Shares will be determined as of the grant date of the relevant Option. Any Option granted which fails to satisfy the requirements of the Applicable Laws for treatment as an Incentive Stock Option will be a Non-statutory Stock Option.

(c) Conditions of Award. Subject to the terms of the Plan, the Administrator will determine the provisions, terms, and conditions of each Award including, but not limited to, the Award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Award, payment contingencies, and satisfaction of any performance criteria that may be established by the Administrator.

(d) Term of Award. The term of each Award will be the term stated in the Award Agreement as determined by the Administrator, provided, however, that the term of any Option will be no more than 10 years from the date of grant thereof, and provided further that in the case of an Incentive Stock Option granted to a Participant who, at the time the Option is granted, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Related Entity, the term of the Incentive Stock Option will be no more than five years from the date of grant thereof. Notwithstanding the foregoing, the specified term of any Award will not include any period for which the Participant has elected to defer the receipt of the Shares or cash issuable pursuant to the Award.

(e) Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination to grant such Award, or such other later date as is determined by the Administrator.

(f) Notice to Company of Disqualifying Disposition. Each Employee who receives an Incentive Stock Option must agree to notify the Company in writing immediately after the Employee makes a Disqualifying Disposition of any Common Stock acquired pursuant to the exercise of an Incentive Stock Option.

(g) Acquisitions and Other Transactions. The Administrator may issue Awards under the Plan in settlement, assumption or substitution for, outstanding awards or obligations to grant future awards in connection with the Company or a Related Entity acquiring another entity, an interest in another entity or an additional interest in a Related Entity whether by merger, stock purchase, asset purchase or other form of transaction.

(h) Deferral of Award Payment. The Administrator may establish one or more programs under the Plan to permit selected Participants the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Participant to payment or receipt of Shares or other consideration under an Award. The Administrator may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, Shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Administrator deems advisable for the administration of any such deferral program.

(i) Separate Programs. The Administrator may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Participants on such terms and conditions as determined by the Administrator from time to time.

(j) Early Exercise. An Award Agreement may, but need not, include a provision whereby the Participant may elect at any time while an Employee, Director or Consultant to exercise any part or all of the Award prior to full vesting of the Award. Any unvested Shares received pursuant to such exercise may be subject to a repurchase right in favor of the Company or a Related Entity or to any other restriction the Administrator determines to be appropriate.

(k) Transferability of Awards. Unless the Administrator provides otherwise, no Award may be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. Notwithstanding the foregoing, the Participant may designate one or more beneficiaries of the Participant’s Award in the event of the Participant’s death on a beneficiary designation form provided by the Administrator.

(l) Stock Appreciation Rights. Stock Appreciation Rights may be granted (i) with respect to any Option granted under this Plan, either concurrently with the grant of such Option or at such later time as determined by the Administrator (as to all or any portion of the Shares subject to the Option), or (ii) alone, without reference to any related Option. Each Stock Appreciation Right granted by the Administrator under this Plan will be subject to the following terms and conditions. Each Stock Appreciation Right granted to any Participant will relate to such number of Shares as determined by the Administrator, subject to adjustment as provided in Section 13. In the case of a Stock Appreciation Right granted with respect to an Option, the number of Shares to which the Stock Appreciation Right pertains will be reduced in the same proportion that the holder of the Option exercises the related Option. The exercise price of a Stock Appreciation Right will be determined by the Administrator at the date of grant but may not be less than 100% of the Fair Market Value of the Shares subject thereto on the date of grant. Subject to the right of the Administrator to deliver cash in lieu of Shares (which, as it pertains to Officers and Directors of the Company, will comply with all requirements of the Exchange Act), the number of Shares which issuable upon the exercise of a Stock Appreciation Right will be determined by dividing:

(i) the number of Shares as to which the Stock Appreciation Right is exercised multiplied by the amount of the appreciation in such Shares (for this purpose, the “appreciation” will be the amount by which the Fair Market Value of the Shares subject to the Stock Appreciation Right on the exercise date exceeds (A) in the case of a Stock Appreciation Right related to an Option, the exercise price of the Shares under the Option or (B) in the case of a Stock Appreciation Right granted alone, without reference to a related Option, an amount determined by the Administrator at the time of grant, subject to adjustment under Section 13); by

(ii) the Fair Market Value of a Share on the exercise date.

In lieu of issuing Shares upon the exercise of a Stock Appreciation Right, the Administrator may elect to pay the holder of the Stock Appreciation Right cash equal to the Fair Market Value on the exercise date of any or all of the Shares which would otherwise be issuable. No fractional Shares will be issued upon the exercise of a Stock Appreciation Right; instead, the holder of the Stock Appreciation Right will be entitled to receive a cash adjustment equal to the same fraction of the Fair Market Value of a Share on the exercise date or to purchase the portion necessary to make a whole share at its Fair Market Value on the date of exercise. The exercise of a Stock Appreciation Right related to an Option will be permitted only to the extent that the Option is exercisable under its terms on the date of surrender. Any Incentive Stock Option surrendered pursuant to the provisions of this Section 6(l) will be deemed to have been converted into a Non-statutory Stock Option immediately prior to such surrender.

7. Award Exercise or Purchase Price.

(a) Exercise or Purchase Price. The exercise or purchase price, if any, for an Award will be as follows.

(i) In the case of an Incentive Stock Option:

(1) granted to an Employee who, at the time of the grant of such Incentive Stock Option owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Related Entity, the per Share exercise price will be not less than 110% of the Fair Market Value per Share on the date of grant; or

(2) granted to any Employee other than an Employee described in the preceding paragraph, the per Share exercise price will be not less than 100% of the Fair Market Value per Share on the date of grant.

(ii) In the case of a Non-statutory Stock Option, the per Share exercise price will be not less than 100% of the Fair Market Value per Share on the date of grant.

(iii) In the case of other Awards, such price as is determined by the Administrator.

(iv) Notwithstanding the foregoing provisions of this Section 7(a), in the case of an Award issued pursuant to Section 6(g) above, the exercise or purchase price for the Award will be determined in accordance with the provisions of the relevant instrument evidencing the agreement to issue such Award and the Applicable Laws.

(b) Consideration. Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise or purchase of an Award, including the method of payment, will be determined by the Administrator. In addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept as consideration for Shares issued under the Plan the following:

(i) cash;

(ii) check;

(iii) surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require which have a Fair Market Value on the date of surrender or attestation equal to the aggregate exercise price of the Shares as to which said Award is exercised;

(iv) with respect to Options, payment through a broker-dealer sale and remittance procedure pursuant to which the Participant (A) provides written instructions to a broker-dealer acceptable to the Company to effect the immediate sale of some or all of the purchased Shares and remit to the Company sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (B) provides written directives to the Company to deliver the certificates (or other evidence satisfactory to the Company to the extent that the Shares are uncertificated) for the purchased Shares directly to such broker-dealer in order to complete the sale transaction;

(v) with respect to Options, payment through a “net exercise” such that, without the payment of any funds, the Participant may exercise the Option and receive the net number of Shares equal to (i) the number of Shares as to which the Option is being exercised, multiplied by (ii) a fraction, the numerator of which is the Fair Market Value per Share (on such date as is determined by the Administrator) less the Exercise Price per Share, and the denominator of which is such Fair Market Value per Share;

(vi) past or future services actually or to be rendered to the Company or a Related Entity; or

(vii) any combination of the foregoing methods of payment.

The Administrator may at any time or from time to time, by adoption of or by amendment to the standard forms of Award Agreement described in Section 4(c)(vii), or by other means, grant Awards which do not permit all of the foregoing forms of consideration to be used in payment for the Shares or which otherwise restrict one or more forms of consideration.

8. Performance Awards.

(a) Grant of Performance Awards. The Administrator may issue Performance Awards under the Plan in accordance with this Section 8. Performance Awards may be Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, or any other form of Award permitted pursuant to the Plan.

(b) Award Agreement for Performance Awards. Any Award intended to be a Performance Award pursuant to this Section 8 will be evidenced by an Award Agreement that will specify the number of Shares covered by the Award, the applicable performance criteria, the duration of the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Unless otherwise determined by the Administrator, payment of the Award to a Participant will occur following the end of the Performance Period, or if later, the date on which any applicable contingency or restriction has ended.

(c) Performance Criteria. The performance criteria for any Performance Awards will be established by the Administrator and may include, but are not limited to, any one of, or combination of, the following criteria:

(i) Net earnings or net income (before or after taxes);

(ii) Earnings per share;

(iii) Net sales growth;

(iv) Net operating profit;

(v) Return measures (including, but not limited to, return on assets, capital, equity, or sales);

(vi) Cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital);

(vii) Cash flow per share;

(viii) Earnings before or after taxes, interest, depreciation, and/or amortization;

(ix) Gross or operating margins;

(x) Productivity ratios;

(xi) Share price (including, but not limited to, growth measures and total shareholder return);

(xii) Expense targets or ratios;

(xiii) Charge-off levels;

(xiv) Improvement in or attainment of revenue levels;

(xv) Margins;

(xvi) Operating efficiency;

(xvii) Operating expenses;

(xviii) Economic value added;

(xix) Improvement in or attainment of expense levels;

(xx) Improvement in or attainment of working capital levels;

(xxi) Debt reduction;

(xxii) Capital targets;

(xxiii) Consummation of acquisitions, dispositions, projects or other specific events or transactions; or

(xxiv) Other significant operational or business milestones.

(d) Determination of Performance Criteria. Performance criteria may be measured on an absolute (e.g., plan or budget) or relative basis, and may be established on a corporate-wide basis or with respect to one or more business units, divisions, subsidiaries or business segments, or may be established on an individual basis. Relative performance may be measured against a group of peer companies, a financial market index or other acceptable objective and quantifiable indices. If the Administrator determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which the Company conducts its business, or other events or circumstances render the performance objectives unsuitable, the Administrator may modify the minimum acceptable level of achievement, in whole or in part, as the Administrator deems appropriate and equitable. Performance objectives may be adjusted for material items not originally contemplated in establishing the performance target for items resulting from discontinued operations, extraordinary gains and losses, the effect of changes in accounting standards or principles, acquisitions or divestitures, changes in tax rules or regulations, capital transactions, restructuring, nonrecurring gains or losses or unusual items. Performance measures may vary from Performance Award to Performance Award, and from Participant to Participant, and may be established on a stand-alone basis, in tandem or in the alternative. The Administrator will have the authority to impose such other restrictions on as it may deem necessary or appropriate to ensure that Performance Awards satisfy all requirements of the Applicable Laws.

(e) Administrator Certification of Achievement of Performance Criteria. Following the completion of each Performance Period, the Administrator will determine whether the applicable performance criteria have been achieved for the Performance Awards for such Performance Period. In determining the amounts earned by a Participant pursuant to an Award issued pursuant to this Section 8, the Administrator will have the right to (i) adjust the amount payable at a given level of performance to take into account additional factors that the Administrator may deem relevant to the assessment of individual or corporate performance for the Performance Period, (ii) determine what actual Award, if any, will be paid in the event of a Corporate Transaction or in the event of a termination of employment following a Corporate Transaction prior to the end of the Performance Period, and (iii) determine what actual Award, if any, will be paid in the event of a termination of employment other than as the result of a Participant’s death or Disability prior to a Corporate Transaction and prior to the end of the Performance Period.

9. Tax Withholding.

(a) Prior to the delivery of any Shares or cash pursuant to an Award (or the exercise thereof), or at such other time as the Tax Obligations are due, the Company, in accordance with the Code and any Applicable Laws, will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy all Tax Obligations. The Administrator may condition such delivery, payment, or other event pursuant to an Award on the payment by the Participant of any such Tax Obligations.

(b) The Administrator, pursuant to such procedures as it may specify from time to time, may designate the method or methods by which a Participant may satisfy the Tax Obligations. As determined by the Administrator in its sole discretion from time to time, these methods may include one or more of the following:

(i) paying cash;

(ii) directing the Company withhold cash or Shares deliverable to the Participant having a Fair Market Value equal to the amount required to be withheld;

(iii) delivering to the Company already-owned Shares having a Fair Market Value equal to the amount required to be withheld or remitted, provided the delivery of such Shares will not result in any adverse accounting consequences as the Administrator determines;

(iv) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Administrator may determine (whether through a broker or otherwise) equal to the Tax Obligations required to be withheld;

(v) retaining from salary or other amounts payable to the Participant cash having a sufficient value to satisfy the Tax Obligations; or

(vi) any other means which the Administrator determines to both comply with Applicable Laws, and to be consistent with the purposes of the Plan.

The amount of Tax Obligations will be deemed to include any amount that the Administrator determines may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state, local and foreign marginal income tax rates applicable to the Participant or the Company, as applicable, with respect to the Award on the date that the amount of tax or social insurance liability to be withheld or remitted is to be determined. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the Tax Obligations are required to be withheld.

10. Rights As a Stockholder.

(a) Restricted Stock. Except as otherwise provided in any Award Agreement, a Participant will not have any rights of a stockholder with respect to any of the Shares granted to the Participant under an Award of Restricted Stock (including the right to vote or receive dividends and other distributions paid or made with respect thereto). No dividends or Dividend Equivalent Rights will be paid in respect of any unvested Award of Restricted Stock, unless and until such Shares vest.

(b) Other Awards. In the case of Awards other than Restricted Stock, a Participant will not have any rights of a stockholder, nor will dividends or Dividend Equivalent Rights accrue or be paid, with respect to any of the Shares granted pursuant to such Award until the Award is exercised or settled and the Shares are delivered (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).

11. Exercise of Award.

(a) Procedure for Exercise.

(i) Any Award granted hereunder will be exercisable at such times and under such conditions as determined by the Administrator under the terms of the Plan and as specified in the Award Agreement.

(ii) An Award will be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Award Agreement by the person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised has been made in compliance with the terms of the Award Agreement and the Plan.

(b) Exercise of Award Following Termination of Continuous Service. In the event of termination of a Participant’s Continuous Service for any reason other than Disability or death, such Participant may, but only during the Post-Termination Exercise Period (but in no event later than the expiration date of the term of such Award), exercise the portion of the Participant’s Award that was vested at the date of such termination (or such greater portion of the Participant’s Award as may be determined by the Administrator). Unless otherwise provided in the applicable Award Agreement, the Participant’s right to exercise the Award will terminate concurrently with the termination of Participant’s Continuous Service for Cause. In the event of a Participant’s change of status from Employee to Consultant, an Employee’s Incentive Stock Option will convert automatically to a Non-statutory Stock Option on the day three months and one day following such change of status. Unless otherwise determined by the Administrator, the unvested portion of a Participant’s Award will terminate as of the date of termination. In addition, if the Participant does not exercise the vested portion of the Participant’s Award within the Post-Termination Exercise Period, the Award will terminate upon the conclusion of the Post-Termination Exercise Period.

(c) Disability of Participant. In the event of termination of a Participant’s Continuous Service as a result of his or her Disability, such Participant may, but only within 12 months from the date of such termination (or such longer period as specified in the Award Agreement but in no event later than the expiration date of the term of such Award as set forth in the Award Agreement), exercise the portion of the Participant’s Award that was vested at the date of such termination; provided, however, that if such Disability is not a “disability” as such term is defined in Section 22(e)(3) of the Code, in the case of an Incentive Stock Option such Incentive Stock Option will automatically convert to a Non-statutory Stock Option on the day three months and one day following such termination. Unless otherwise determined by the Administrator, the unvested portion of a Participant’s Award will terminate as of the date of such termination. In addition, if the Participant does not exercise the vested portion of the Participant’s Award within the period specified in the Award Agreement following such termination, the Award will terminate upon the conclusion of such period.

(d) Death of Participant. In the event of a termination of the Participant’s Continuous Service as a result of his or her death, or in the event of the death of the Participant during the Post-Termination Exercise Period or during the 12 month period following the Participant’s termination of Continuous Service as a result of his or her Disability, the Participant’s estate or a person who acquired the right to exercise the Award by bequest or inheritance may exercise the portion of the Participant’s Award that was vested as of the date of termination, within 12 months from the date of death (or such longer period as specified in the Award Agreement but in no event later than the expiration of the term of such Award as set forth in the Award Agreement). Unless otherwise determined by the Administrator, the unvested portion of a Participant’s Award will terminate as of the date of the Participant’s death. In addition, if the Participant’s estate or a person who acquired the right to exercise the Award by bequest or inheritance does not exercise the vested portion of the Participant’s Award within the period specified in the Award Agreement following the Participant’s death, the Award will terminate upon the conclusion of such period.

(e) Extension if Exercise Prevented by Law. Notwithstanding the foregoing, if the exercise of an Award within the applicable time periods set forth in this Section 11 is prevented by the provisions of Section 12 below, the Award will remain exercisable until one month after the date the Participant is notified by the Company that the Award is exercisable, but in any event no later than the expiration of the term of such Award as set forth in the Award Agreement.

12. Conditions Upon Issuance of Shares; Manner of Issuance of Shares.

(a) Legal Compliance. Shares will not be issued pursuant to the exercise or vesting of an Award unless the issuance and delivery of such Shares will comply with Applicable Laws. If at any time the Administrator determines that the delivery of Shares pursuant to the exercise, vesting or any other provision of an Award is or may be unlawful under Applicable Laws, the vesting or right to exercise an Award or to otherwise receive Shares pursuant to the terms of an Award will be suspended until the Administrator determines that such delivery is lawful and will be further subject to the approval of counsel for the Company with respect to such compliance. The Company will have no obligation to effect any registration or qualification of the Shares under any Applicable Law.

(b) Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.

(c) Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority has not been obtained.

(d) Form of Issuance of Shares. Subject to the Applicable Laws and any governing rules or regulations, the Company will issue or cause to be issued the Shares acquired pursuant to an Award and will deliver such Shares to or for the benefit of the Participant by means of one or more of the following as determined by the Administrator: (i) by delivering to the Participant evidence of book entry Shares credited to the account of the Participant, (ii) by depositing such Shares for the benefit of the Participant with any broker with which the Participant has an account relationship, or (iii) by delivering such Shares to the Participant in certificate form.

(e) Fractional Shares. No fractional Shares will be issued pursuant to any Award under the Plan; any Participant who would otherwise be entitled to receive a fraction of a Share upon exercise or vesting of an Award will receive from the Company cash in lieu of such fractional Shares in an amount equal to the Fair Market Value of such fractional Shares, as determined by the Administrator.

13. Adjustments. Subject to any required action by the stockholders of the Company, the number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan, the exercise or purchase price of each such outstanding Award, as well as any other terms that the Administrator determines require adjustment will be proportionately adjusted for (i) any increase or decrease in the number of issued and outstanding Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares, or similar transaction affecting the Shares, (ii) any other increase or decrease in the number of issued and outstanding Shares effected without receipt of consideration by the Company, or (iii) any other transaction with respect to the Company’s Common Stock including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete) or any similar transaction; provided, however that conversion of any convertible securities of the Company will not be deemed to have been “effected without receipt of consideration.” Such adjustment will be made by the Administrator and its determination will be final, binding and conclusive. Except as the Administrator determines, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, will affect, and no adjustment by reason hereof will be made with respect to, the number or price of Shares subject to an Award. No adjustments will be made for dividends paid in cash or in property other than Common Stock of the Company, nor will cash dividends or dividend equivalents accrue or be paid in respect of unexercised Options or unvested Awards hereunder.

14. Corporate Transactions.

(a) Termination of Awards to Extent Not Assumed in Corporate Transaction. Effective upon the consummation of a Corporate Transaction, all outstanding Awards under the Plan will terminate, except that Awards will not terminate to the extent they are Assumed in connection with the Corporate Transaction.

(b) Effect of a Corporate Transaction. The Administrator may establish such terms and conditions relating to the effect of a Corporate Transaction on Awards as the Administrator deems appropriate, including, but not limited to, determining that: (i) one or more Awards will vest and become exercisable, realizable, or payable, or restrictions applicable to an Award will lapse, in whole or in part prior to or upon consummation of such Corporate Transaction, and, to the extent the Administrator determines, terminate upon or immediately prior to the effectiveness of such Corporate Transaction; (ii) Awards will be Assumed by, or replaced with awards that have substantially equivalent terms by, the surviving corporation (or a parent or subsidiary of the surviving corporation); (iii) Participants will receive a payment in satisfaction of outstanding Awards of Restricted Stock Units or of other rights or benefits, in such amount and form as may be determined by the Administrator; (iv) outstanding Options and Stock Appreciation Rights be terminated or surrendered, in exchange for a payment by the Company, in cash or other property as determined by the Administrator, in an amount equal to the amount, if any, by which the then Fair Market Value of the Shares subject to the Participant’s unexercised Options and Stock Appreciation Rights exceeds the exercise price (and, for the avoidance of doubt, if the Administrator determines in good faith that as of the date of the occurrence of the Corporate Transaction the per share Fair Market Value of the Shares does not exceed the per share exercise price of a given Award, then such Award may be terminated by the Company without payment), and (v) after giving Participants an opportunity to exercise all of their outstanding Options and Stock Appreciation Rights, the Administrator may terminate any or all unexercised Options and Stock Appreciation Rights at such time as the Administrator deems appropriate. In taking any of the actions permitted under this Section 14(b), the Administrator will not be obligated to treat all Awards, all Awards held by a Participant, or all Awards of the same type, similarly. Such action(s) by the Administrator will take place as of the date of the Corporate Transaction or such other date as the Administrator may specify.

(c) Effect of Acceleration on Incentive Stock Options. Any Incentive Stock Option accelerated under this Section 14 in connection with a Corporate Transaction will remain exercisable as an Incentive Stock Option under the Code only to the extent the $100,000 limitation of Section 422(d) of the Code is not exceeded.

15. Effective Date and Term of Plan; Stockholder Approval.

(a) This Plan became effective upon its adoption by the Board on May 4, 2022 (the “Effective Date”). The Plan will continue in effect for a period of 10 years from the Effective Date unless sooner terminated, subject to the approval of the Plan by the stockholders of the Company as described in Section 15(c) below.

(b) The expiration of the Plan will not have the effect of terminating any Awards outstanding on such date, except as otherwise provided in the applicable Award Agreement.

(c) The Plan will be subject to approval by the stockholders of the Company within 12 months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

16. Amendment, Suspension or Termination of the Plan.

(a) The Board may at any time suspend or terminate the Plan, or amend the Plan in any respect, except that it may not, without the approval of the stockholders obtained within 12 months before or after the Board adopts a resolution authorizing any of the following actions, do any of the following:

(i) increase the total number of shares that may be issued under the Plan (except by adjustment pursuant to Section 13);

(ii) modify the provisions of Section 6 regarding eligibility for grants of Incentive Stock Options;

(iii) modify the provisions of Section 7(a) regarding the exercise price at which shares may be offered pursuant to Options (except by adjustment pursuant to Section 13); or

(iv) extend the expiration date of the Plan.

(b) Except as provided in Section 13 (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the Company may not, without approval by the Company’s stockholders, (i) lower the exercise price of an Option or Stock Appreciation Right, (ii) cancel an Option or Stock Appreciation Right when the exercise price per Share exceeds the Fair Market Value of a Share in exchange for cash or another Award, or (iii) take any other action with respect to an Option or Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the Shares are listed.

(c) No Award may be granted during any suspension of the Plan or after termination of the Plan. No suspension or termination of the Plan will adversely affect any rights under Awards already granted to a Participant without his or her consent.

17. No Effect on Terms of Employment/Consulting Relationship. Neither the Plan nor any Award will confer upon any Participant any right with respect to the Participant’s Continuous Service, nor will either interfere in any way with the Participant’s right or the right of the Company or a Related Entity to terminate the Participant’s Continuous Service at any time, with or without Cause, and with or without notice. The ability of the Company or any Related Entity to terminate the employment of a Participant who is employed on an “at will” basis is in no way affected by its determination that the Participant’s Continuous Service has been terminated for Cause for the purposes of this Plan.

18. No Effect on Retirement and Other Benefit Plans. Except as specifically provided in a retirement or other benefit plan of the Company or a Related Entity, Awards will not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Related Entity, and will not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a “Retirement Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.

19. Information to Participants. The Company will provide to each Participant, during the period for which such Participant has one or more Awards outstanding, such information as required by Applicable Laws.

20. Electronic Delivery. The Administrator may decide to deliver any documents related to any Award granted under the Plan through an online or electronic system established and maintained by the Company or another third party designated by the Company or to request a Participant’s consent to participate in the Plan by electronic means. By accepting an Award, each Participant consents to receive such documents by electronic delivery and agrees to participate in the Plan through an online or electronic system established and maintained by the Company or another third party designated by the Company, and such consent will remain in effect throughout Participant’s Continuous Service with the Company and any Related Entity and thereafter until withdrawn in writing by Participant.

21. Data Privacy. The Administrator may decide to collect, use and transfer, in electronic or other form, personal data as described in this Plan or any Award for the exclusive purpose of implementing, administering and managing participation in the Plan. By accepting an Award, each Participant acknowledges that the Company holds certain personal information about Participant, including, but not limited to, name, home address and telephone number, date of birth, social security number or other identification number, salary, nationality, job title, details of all Awards awarded, cancelled, exercised, vested or unvested, for the purpose of implementing, administering and managing the Plan (the “Data”). Each Participant further acknowledges that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan and that these third parties may be located in jurisdictions that may have different data privacy laws and protections, and Participant authorizes such third parties to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the recipient or the Company may elect to deposit any Shares acquired upon any Award.

22. Application of Section 409A. This Plan and the Awards granted hereunder will be construed and administered such that the Awards either qualify for an exemption from the application of Section 409A or satisfy the requirements of Section 409A. If an Award is subject to Section 409A: (i) distributions will only be made in a manner and upon an event permitted under Section 409A, (ii) payments to be made upon a termination of employment will only be made upon a “separation from service” under Section 409A, (iii) payments to be made upon a Corporate Transaction will only be made upon an event that qualifies as a “change of control event” under Section 409A (without giving effect to any elective provisions permitted thereunder), and (iv) in no event will a Participant, directly or indirectly, designate the calendar year in which a distribution is made, except in accordance with Section 409A. Each payment in any series of installment payments under an Award will be treated as a separate payment for purposes of Section 409A. Any Award granted under this Plan that is subject to Section 409A and that is to be distributed to a “specified employee” (as defined in Section 409A) upon a separation from service will be administered so that any distribution with respect to such Award will be postponed for six months following the date of the Participant’s separation from service, if required by Section 409A. If a distribution is so delayed pursuant to Section 409A, the distribution will be paid within 30 days after the end of the six-month period or the Participant’s death, if earlier. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Administrator determines that any Award may be subject to Section 409A, the Administrator may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures, or take any other actions, that the Administrator determines are necessary or appropriate to (A) exempt the Award from Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (B) comply with the requirements of Section 409A. Notwithstanding anything in the Plan or any Award Agreement to the contrary, each Participant will be solely responsible for the tax consequences of Awards, and in no event will the Company have any responsibility or liability if an Award does not meet any applicable requirements of Section 409A. Although the Company intends to administer the Plan to avoid taxation under Section 409A, the Company does not represent or warrant that the Plan or any Award is exempt from, or compliant with, Section 409A.

23. Unfunded Obligation. Participants will have the status of general unsecured creditors of the Company. Any amounts payable to Participants pursuant to the Plan will be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974, as amended. Neither the Company nor any Related Entity will be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company will retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Participant account will not create or constitute a trust or fiduciary relationship between the Administrator, the Company or any Related Entity and a Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant’s creditors in any assets of the Company or a Related Entity. The Participants will have no claim against the Company or any Related Entity for any changes in the value of any assets that may be invested or reinvested by the Company with respect to the Plan.

24. Construction. Captions and titles contained herein are for convenience only and will not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular includes the plural and the plural includes the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

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DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees	For	Withhold
1a. Michael Constantino	☐	☐
1b. Lorin K. Johnson, Ph.D.	☐	☐

The Board of Directors recommends you vote FOR the following proposals:

	For	Against	Abstain
2. Approval of an amendment to our Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock split of the Company's common stock, the decision whether to implement such split, being subject to the discretion of the Board of Directors.	☐	☐	☐
3. Approval of the 9 Meters Biopharma, Inc. 2022 Stock Incentive Plan.	☐	☐	☐
4. Approval, on an advisory (nonbinding) basis, of our named executive officer compensation (Say-on-Pay).	☐	☐	☐

The Board of Directors recommends you vote 1 YEAR on the following proposal:

	1 year	2 years	3 years	Abstain
5. Approval, on an advisory (nonbinding) basis, on the frequency of future stockholder advisory votes of our named executive officer compensation (Say-on-Frequency).	☐	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000571136_1 R1.0.0.24

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com

9 METERS BIOPHARMA, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS
JUNE 22, 2022

The undersigned stockholder of 9 Meters Biopharma, Inc. acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated May 13, 2022. The undersigned stockholder hereby appoints Mark Sirgo and John Temperato with full power of substitution and power to act alone, to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of 9 Meters Biopharma, Inc. that the stockholder is entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 a.m., Eastern Time on Wednesday, June 22, 2022, at the Renaissance Raleigh North Hills Hotel, 4100 Main at North Hills St., Raleigh, NC 27609, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, FOR PROPOSALS 2, 3, 4 AND 6, AND 1 YEAR ON PROPOSAL 5.

0000571136_2 R1.0.0.24

Continued and to be signed on reverse side